                                                       Exhibit 2.04

CONFIDENTIAL INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND IS BEING FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH OMISSIONS IN THIS DOCUMENT ARE INDICATED BY THE REFERENCE
"[CONFIDENTIAL INFORMATION OMITTED]".

                               SHARE PURCHASE AGREEMENT


                              THE TORONTO-DOMINION BANK

                                         and

                                BUSINESS WIND0WS INC.

                                         and

                                 3454916 CANADA INC.

                                         and

                                 CERIDIAN CANADA LTD.

                                         and

                                 CERIDIAN CORPORATION

                                         and

                            CERIDIAN CANADA HOLDINGS, INC.


                                   JANUARY 26,1998

                                  TABLE OF CONTENTS

1.  DEFINED TERMS AND SCHEDULES                                               2
               1.1     Definitions                                            2
               1.2     Additional Definitions                                 6
               1.3     Exhibits and Schedules                                 7
               1.4     Headings and Table of Contents                         7
               1.5     Gender and Number                                      7
               1.6     Currency                                               7
               1.7     Invalidity of Provisions                               8
               1.8     Entire Agreement                                       8
               1.9     Waiver and Amendment                                   8
               1.10    Generally Accepted Accounting Principles               8
               1.11    Governing Law and Attornment                           8

2. PURCHASE AND SALE                                                          9
               2.1     Purchase and Sale of Assets                            9
               2.2     Purchase and Sale of Shares                            9
               2.3     Excluded Contracts and Software                        9
               2.4     Ancillary Agreements                                   9
               2.5     Deliveries                                             9

3. PURCHASE PRICE                                                             10
               3.1     Purchase Price                                         10
               3.2     Adjustments                                            10

4. REPRESENTATIONS AND WARRANTIES OF THE BANK AND BW                          11
               4.1     Organization, Standing and Authority                   11
               4.2     Authorization                                          12
               4.3     No Conflicting Agreements                              12
               4.4     Bank Consents                                          12
               4.5     The Corporation                                        12
               4.6     Authorization                                          13
               4.7     Consents re: the Corporation                           13
               4.8     Title to Shares                                        13
               4.9     Title to Payroll Assets                                13
               4.10    Legal Proceedings                                      13
               4.11    No Option                                              14
               4.12    Conduct of Payroll Business                            14
               4.13    Financial Information                                  14
               4.14    Litigation                                             14
               4.15    Payroll Client Contracts                               14
               4.16    Proprietary Payroll Software                           15

               4.17  Labour Relations                                         15
                       (a)  Employees                                         15
                       (b)  Written or Oral Contracts                         16
                       (c)  Collective Agreements                             16
                       (d)  Liabilities to Employees                          16
                       (e)  Compliance with Laws                              16
                       (f)  No Changes                                        17
                       (g)  Retiree Benefits                                  17
               4.18    Payroll Trademarks                                     17
               4.19    No Finder's Fee or Broker's Fee                        18
               4.20    Bank's Residence                                       18
               4.21    Registration for Taxes                                 18
               4.22    Plans                                                  18
               4.23    List of Customers                                      18
               4.24    Undisclosed Liabilities                                18
               4.25    Operation of the Businesses                            19
               4.26    Product Defects                                        19
               4.27    Organization, Standing and Authority of BW             19
               4.28    BW Shares                                              19
               4.29    BW Authorization                                       19
               4.30    No Conflicting BW Agreements                           19
               4.31    BW Consents                                            20
               4.32    Title to Assets                                        20
               4.33    Legal Proceedings                                      20
               4.34    No Option                                              20
               4.35    Financial Information                                  20
               4.36    Undisclosed Liabilities                                21
               4.37    Conduct of the HRMS Business                           21
               4.38    HRMS Litigation                                        21
               4.39    HRMS Client Contracts                                  21
               4.40    Proprietary HRMS Software                              21
               4.41    HRMS Trademarks                                        22
               4.42    Labour Relations                                       23
               4.43    No Finder's Fee or Broker's Fee                        23
               4.44    BW's Residence                                         23
               4.45    BW Registration for Taxes                              23

5. REPRESENTATIONS AND WARRANTIES OF CERIDIAN, CERIDIAN HOLDINGS AND
   THE PURCHASER                                                              23
               5.1     Organization, Standing and Authorization               23
               5.2     Authorization, Execution and Enforceability            23
               5.3     No Conflicting Agreements                              24
               5.4     Consents                                               24
               5.5     Legal Proceedings                                      24
               5.6     Compliance with Laws                                   24

               5.7     No Bankruptcy Proceedings                              24
               5.8     Organization, Standing and Authorization               25
               5.9     Authorization, Execution and Enforceability
                       re: Ceridian and Ceridian Holdings                     25
               5.10    No Conflicting Agreements                              25
               5.11    Consents                                               25
               5.12    Legal Proceedings                                      26
               5.13    Authorization, Execution and Enforceability re: the
                       Corporation                                            26
               5.14    No Conflicting Agreements                              26
               5.15    Consents                                               26
               5.16    Duly Licenced                                          26
               5.17    Brokers' and Finders' Fees                             27
               5.18    Corporation Plans                                      27

6. SURVIVAL AND INDEMNIFICATION                                               27
               6.1     Survival                                               27
               6.2     Indemnification by Bank and BW                         27
               6.3     Software and Trademark Indemnification                 28
               6.4     Indemnification by the Purchaser                       30
               6.5     Indemnification for Claims Other Than
                        Third Party Claims                                    31
               6.6     Indemnification against Third Party Claims             31
               6.7     Expiry of Liability                                    33
               6.8     Limit                                                  33

7. COVENANTS                                                                  33
               7.1     Covenants of the Bank and BW                           33
                       (a)    Reasonable Efforts to Maintain and Preserve     33
                       (b)    Notice of Cessation in Ordinary Course          34
                       (c)    Covenant Not to Compete                         34
                       (d)    Non-Solicitation                                35
                       (e)    Documents                                       36
                       (o     Reasonable Assistance                           36
               7.2     Covenants of the Purchaser and the Corporation         36
                       (a)    Documents                                       36
                       (b)    Non-Solicitation                                36
                       (c)    Receivables                                     37
               7.3     Other Covenants                                        37
                       (a)    Employees                                       37
                       (b)    Bank's Benefit Plans                            41
                       (c)    Pension Plan                                    43
                       (d)    Competition Act/Investment Canada Act           43
                       (e)    Confidentiality                                 43
                       (f)    Consents Required in Contracts                  44
                       (h)    Trust Funds Under Administration                44
                       (i)    Third Party Payments                            44
                       (j)    Transfer Agreement Fees                         45

                       (k)    Returns                                         45

8. CONDITIONS OF CLOSING                                                      45
               8.1      For the Benefit of the Purchaser                      45
                       (a)     Representations and Warranties Remain Correct  46
                       (b)     Compliance with Covenants                      46
                       (c)     No Actions or Proceedings                      46
                       (d)     Consents, Authorizations and Registrations     46
                       (e)     Agreements                                     46
                       (f)     Consents                                       47
               8.2      For the Benefit of the Bank and BW                    47
                       (a)     Representations and Warranties Remain Correct  47
                       (b)     Compliance with Covenants                      48
                       (c)     No Actions or Proceedings                      48
                       (d)     Consents, Authorizations and Registrations     48
                       (e)     Documents                                      48
                       (o      Approval                                       48

9. CLOSING                                                                    49

10. GENERAL PROVISIONS                                                        49
               10.1     Independent Contractors                               49
               10.2     Notices                                               49
               10.3     Exclusion of Consequential Damages                    50
               10.4     Termination                                           50
               10.5     Time of the Essence                                   51
               10.6     Public Notices and Confidentiality                    51
               10.7     Year 2000 Estimates                                   51
               10.8     Counterparts                                          51
               10.9     No Assignment                                         51
               10.10    Further Assurances                                    52
               10.11    Language                                              52
               10.12    Successors and Assigns                                52

                               SHARE PURCHASE AGREEMENT

               THIS AGREEMENT made as of the 26th day of January, 1998,
AMONG:

     THE TORONTO-DOMINION BANK, a Canadian chartered bank,
     (hereinafter called the "Bank"),

                                                     OF THE FIRST PART,
     -and-

     BUSINESS WINDOWS INC., a corporation existing under the laws of Ontario

     (hereinafter called "BW'),

                                                     OF THE SECOND PART,
     - and -

     3454916 CANADA INC., a corporation existing under the laws of Canada,

     (hereinafter called the "Corporation"),

                                                     OF THE THIRD PART,
     -and-

     CERIDIAN CANADA LTD., a corporation existing under the laws of Canada,

     (hereinafter called the "Purchaser"),

                                                     OF THE FOURTH PART,
     - and -

     CERIDIAN CORPORATION, a corporation existing under the laws of Delaware,

     (hereinafter called "Ceridian"),

                                                     OF THE FIFTH PART,
     - and -

                                      - Page 2 -


     CERIDIAN CANADA HOLDINGS, INC., a corporation existing under the laws of Delaware,

     (hereinafter called "Ceridian Holdings"),
                                                     OF THE SIXTH PART.


     WHEREAS the Bank and BW own and operate the Payroll Business and the HRMS Business;

     AND WHEREAS effective as of the Effective Transfer Time, the Bank and BW intend to sell to the Corporation and the Corporation intends to purchase the Purchased HRMS Assets and the Purchased Payroll Assets, for valuable consideration, upon and subject to the terms and conditions of the Transfer Agreement;

     AND WHEREAS upon the Effective Transfer Time, the Bank and BW shall be the registered and beneficial owners of the Shares;

     AND WHEREAS effective as of the Effective Time, the Bank and BW intend to sell to the Purchaser and the Purchaser intends to purchase from the Bank and BW all of the Shares, for valuable consideration, upon and subject to the terms and conditions of this Agreement;

     AND WHEREAS each of Ceridian and Ceridian Holdings is a party to this Agreement for the purposes of guaranteeing the performance by the Corporation (after the Effective Time) and the Purchaser of their obligations hereunder;

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein set out and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1.        DEFINED TERMS AND SCHEDULES

1.1 Definitions - Where used herein, except where the context otherwise requires, the following terms shall have the following meanings respectively:

          (a) "Absent Employees" means those employees of the Payroll Business who are on Short-Term Disability, maternity leave, parental leave, or other approved leave of absence (except Long-Term Disability), as listed on Schedule 1.1(a);

          (b) "Agreement" means this agreement and all schedules attached to this agreement, in each case as they may be amended or supplemented from time to time, and the

                                       Page 3 -


               expressions "hereof', "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this agreement and, unless otherwise indicated, references to articles and sections are to "Articles" and "Sections" in this agreement;

          (c) "Ancillary Agreements" means the Trademark Licence Agreement, the Transitional Services Agreement and the Joint Sales and Marketing Agreement;

          (d) "Bank's Benefit Plans" means the benefit plans, arrangements, agreements, programs, policies, or practices of the Bank set forth in Schedule 1. I (d) hereto, and for greater certainty, includes the Pension Plan;

          (e) "Business Day" means a day other than a Saturday, Sunday or statutory holiday in the Province of Ontario;

          (f) "Closing" means the consummation and completion of the purchase and sale by the Purchaser of the Shares and the additional transactions and agreements provided hereunder;

          (g) "Closing Date" means 10:00 a.m. Toronto time at the Closing Place on January 30, 1998, or such other time and date as the parties may agree upon in writing;

          (h) "Closing Place" means the offices of Miller Thomson, 20 Queen Street West, Suite 2500, Toronto, Ontario M5H 3 SI;

          (i)  "Designated Employees" means the employees of the Bank listed in
               Schedule 4.17(a) hereto (which schedule includes Absent Employees but excludes LTD Employees) whose employment will be continued with the Corporation, as required pursuant to this Agreement;

          (j) "Effective Date" means January 31, 1998 or such other date as the parties may agree upon in writing, provided that in respect of Absent Employees, the "Effective Date" means the date upon which they commence employment with the Corporation;

          (k) "Effective Time" means 12:02 a.m. (Toronto Time) on the Effective Date, or such other time as the parties may agree upon in writing, provided that in respect of Absent Employees, the "Effective Time" means 12:01 a.m. on the date upon which they commence employment with the Corporation;

          (l) "Effective Transfer Time" means 12:01 a.m. (Toronto Time) on the Effective Date, or such other time as the parties may agree upon in writing;

                                         Page 4 -


          (m) "HR/Architect" means the human resource management system of BW which is operated under the trademark "HR/Architect";

          (n) "HR/Foundation" means the human resource management system of BW which is operated under the trademark "HR/Foundation";

          (o) "HRMS Business" means the business of providing HRMS Services to HRMS Clients carried on by BW as of the Closing Date;

          (p) "HRMS Clients" mean Persons to whom BW provides HRMS Services as of the Closing Date;

          (q) "HRMS Services" means human resource management services provided through the use of HR/Foundation and HR/Architect;

          (r)  "HRMS Trademarks" means "HR/Architect" and "HR/Foundation";

          (s) "Joint Sales and Marketing Agreement" means the agreement dated the .Effective Date between the Bank and the Corporation, substantially in the form of .Exhibit "C" hereto;

          (t) "Long-Term Disability" means the long-term disability plan of the Bank applicable to employees of the Payroll Business;

          (u) "LTD Employees" means the employees of the Payroll Business collecting benefits from Long-Term Disability, all of whom are listed on Schedule 1.I (u) hereto;

          (v) "Mainframe Computer" means the host OS/390 processor owned by the Bank and used in connection with, inter alia, the processing of Payroll Services, and any replacement thereof,

          (w) "Payflex" means the payroll processing services system of the Bank which is operated under the trademarks "Payflex" and "Paieflex";

          (x) "Paymaster" means the payroll processing services system of the Bank which is operated under the trademarks "Paymaster", "Paiemaitre" and "Autopay";

          (y) "PaymasterE" means the payroll processing services system of the Bank which is operated under the name "PaymasterE";

                                      - Page 5 -


          (z) "Payroll Business" means the business of providing Payroll Services to Payroll Clients carried on by the Bank as of the Closing Date;

          (aa) "Payroll Clients" means Persons to whom the Bank provides Payroll Services as of the Closing Date;

          (bb) "Payroll Services" means payroll and payroll-related services, including, without limitation, services processed through the use of Payflex, Paymaster, PaymasterE, and Phone'n Pay, but excluding payroll processed for employees of the Bank;

          (cc) "Payroll Trademarks" means "Autopay", "Payflex", "Paieflex", "Phone'n Pay", "PayLink", "Paymaster" and "Paiemaitre";

          (dd) "Pension Plan" means The Pension Fund Society of The Toronto-Dominion Bank established by the Bank, which is a registered pension plan under the Income Tax Act (Canada) and the Pension Benefits Standards Act (Canada) in which the Designated Employees, among others, contribute to and accrue pension benefits;

          (ee) "Person" means an individual, partnership, joint venture, association, corporation, trust, or a government or any department or agency thereof. or any other entity;

          (ff) "Phone'n Pay" means the payroll processing services system of the Bank which is operated under the trademark "Phone'n Pay" and the tradename "Paiedirect";

          (gg) "Purchase Price" means the price payable by the Purchaser to the Bank and BW for the Shares, as determined in accordance with the provisions of Article 3 hereof;

          (hh) "Shares" means 49,687,167 common shares of the Corporation, being all of the issued and outstanding common shares of the Corporation;

          (ii) "Short-Term Disability" means the short-term disability plan of the Bank applicable to employees of the Payroll Business;

          (jj) "Taxes" means federal, provincial or municipal taxes, including, without limitation, income, sales, goods and services, excise, business, duties and other like charges and all penalties, interest and fines with respect thereto, payable to any federal, provincial, municipal, local or other government or governmental agency, authority, board, bureau or commission, domestic or foreign, and "Tax

                                      - Page 6 -


               Legislation" means legislation pursuant to which Taxes may be exigible or payable;

          (kk) "Trademark Licence Agreement" means the trademark licence agreement dated the Effective Date between the Bank and the Corporation, substantially in the form of Exhibit "A" hereto, pursuant to which each of the Corporation and the Bank is granted a limited licence and right to use certain trademarks of the other in connection with post-Closing products and promotional materials of the HRMS Business and the Payroll Business;

          (11) "Transaction Fees" means, with respect to the twelve-month period ended October 31, 1997, the aggregate of. (i) (A) fees invoiced by the Bank during such period with respect to payroll transactions, maintenance, custom programming, implementation, customer training, T4 and other regulatory form preparation, and other similar transactions, and (B) interest income (with imputed interest income calculated at a rate of 3.85% per annum on the average daily cash balances of the Payroll Business), all with respect to the Payroll Business, and (ii) fees invoiced by BW during such period with respect to software sales, maintenance, custom programming, implementation and customer training, and other similar transactions, all with respect to the HRMS Business;

          (mm) "Transfer Agreement" means the asset transfer agreement to be entered into between the Bank, BW and the Corporation, pursuant to which, effective as of the Effective Transfer Time, the Bank and BW shall transfer the Purchased HRMS Assets and the Purchased Payroll Assets to the Corporation and the Corporation shall issue all but one of the Shares to the Bank and BW and shall assume and become liable for the Assumed HRMS Liabilities and the Assumed Payroll Liabilities, substantially in the form of Exhibit "D" hereto;

          (nn) "Transferred Employees" means the Designated Employees who do not reject the continued employment with the Corporation pursuant to
               Article 7;

          (oo) "Transition Period" has the meaning ascribed to it in the Transitional Services Agreement; and

          (pp) "Transitional Services Agreement" means the transitional services agreement dated the Effective Date, between the Bank and the Corporation, substantially in the form of Exhibit "B" hereto.

1.2 Additional Definitions - the terms "Assumed HRMS Liabilities", "Assumed Payroll Liabilities", "HRMS Contracts", "Payroll Contracts", "Excluded Contracts", "Excluded Software", "Payroll Clients", "Purchased HRMS Assets", "Purchased Payroll Assets",

                                      - Page 7 -


          "Proprietary Payroll Software" and "Proprietary HRMS
          Software" shall have the meaning ascribed to them in the Transfer Agreement.

1.3 Exhibits and Schedules - The following are the exhibits and schedules annexed hereto which are incorporated by reference herein and are deemed to be a part hereof:

               Exhibits

               "A"  -    Trademark Licence Agreement
               "B"  -    Transitional Services Agreement
               "C"  -    Joint Sales and Marketing Agreement
               "D"  -    Transfer Agreement

               Schedules

               1. 1 (a)  -         Absent Employees
               1. 1 (d)  -         Bank Benefit Plans
               1. I (u)  -         LTD Employees
               3.1       -         Calculation of the Purchase Price
               4.13      -         Financial Information
               4.15      -         Material Non-Standard Payroll Contracts
               4.16      -         Year 2000
               4.17(a)   -         Designated Employees
               4.17(b)   -         Standard Bank Employment Contracts
               4.17(f)   -         Plan Changes
               4.17(g)   -         Retiree Benefits
               4.24      -         Undisclosed Liabilities
               5.18      -         Corporation Plans
               8. 1 (f)  -         Material Contracts
               10.7      -         Year 2000 Estimates

1.4 Headings and Table of Contents - The inclusion of headings and a table of contents in this Agreement is for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.5 Gender and Number - In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.6 Currency - Except where otherwise expressly provided, all amounts in this Agreement are stated and shall be paid in Canadian currency.

                                      - Page 8 -


1.7 Invalidity of Provisions - Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision of this Agreement. Any provision of this Agreement which is illegal, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

1.8 Entire Agreement - This Agreement, the Ancillary Agreements and the Transfer Agreement embody the entire agreement and understanding among the parties hereto and supersede all prior agreements between such parties in connection with the subject matter hereof Other than the foregoing mentioned agreements, there are no representations, warranties or covenants (including any that may be implied by statute) and there are no agreements between the parties in connection with such subject matter except as specifically set forth or referred to in this Agreement. No reliance is placed on any warranty, representation, opinion, advice or assertion of fact made by any party hereto or its employees or agents, except to the extent that the same has been reduced to writing and included as a term of this Agreement or in any of the foregoing mentioned agreements. Accordingly, there shall be no liability, either in tort or in contract, assessed in relation to any such warranty, representation, opinion, advice or assertion of fact, except to the extent aforesaid. Except as provided in this Agreement, neither this Agreement nor any of the terms hereof may be changed, waived, discharged or terminated otherwise than by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or modification is sought.

1.9 Waiver and Amendment - Except as expressly provided in this Agreement, no amendment, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided. No failure to enforce any provision hereof shall operate as a waiver of such provision or of any other provision hereof.

1.10 Generally Accepted Accounting Principles - In this Agreement, except to the extent otherwise expressly provided, references to "generally accepted accounting principles" mean, for all principles stated in the Handbook of the Canadian Institute of Chartered Accountants, such principles so stated.

1.11 Governing Law and Attornment - This Agreement shall be governed by and construed in accordance with the law of the Province of Ontario and the federal law of Canada

                                       Page 9 -


          applicable therein. The parties shall attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario.

2.        PURCHASE AND SALE

2.1 Purchase and Sale of Assets - Subject to the terms and conditions contained herein, the Bank, BW and the Corporation covenant and agree to enter into the Transfer Agreement on the (,'losing Date, pursuant to which, effective as of the Effective Transfer Time, the Bank and BW shall sell, assign and transfer the Purchased Payroll Assets and the Purchased HRMS Assets to the Corporation and the Corporation shall purchase and acquire the Purchased Payroll Assets and the Purchased HRMS Assets, in consideration for the issuance to the Bank and BW of all of the Shares (less one common share of the Corporation issued to the Bank prior to the Effective Transfer Time), and the Corporation shall assume and become liable for the Assumed Payroll Liabilities and the Assumed HRMS Liabilities on and after the Effective Transfer Time.

2.2 Purchase and Sale of Shares - Subject to the terms and conditions contained herein, the Bank and BW covenant and agree to sell, assign and transfer the Shares to the Purchaser, and the Purchaser covenants and agrees to purchase and acquire the Shares, on the Closing Date but with effect as of the Effective Time, in consideration for payment by the Purchaser to the Bank and BW of the Purchase Price, subject to adjustments, which shall be allocated between the Bank and BW in accordance with Section 3. 1.

2.3 Excluded Contracts and Software - The Purchaser and the Corporation acknowledge and agree that they have been notified of the nature and purpose of the Excluded Contracts and the Excluded Software, the services and functions of which the Bank shall make available to the Corporation during the Transition Period, subject to the terms of the Transitional Services Agreement. If from and after the end of the Transition Period the Corporation requires goods and services of the type provided under the Excluded Contracts, or software with functionality of the type provided by the Excluded Software, the Corporation shall be responsible, at its cost, and with the reasonable cooperation of the Bank and BW, to establish its own contractual relationships with the parties to the Excluded Contracts, or to make alternative arrangements for the provision of the goods and services that were provided to the Bank or BW pursuant to the Excluded Contracts, and to separately licence, purchase or establish equivalent software to the Excluded Software.

2.4 Ancillary Agreements - On Closing, the parties hereto covenant and agree to enter into the Ancillary Agreements applicable to them.

2.5 Deliveries - Delivery of and access to substantially all of the Purchased HRMS Assets and the Purchased Payroll Assets shall be made by the Bank and BW to the Corporation

                                     - Page 10 -


          on the Closing Date and delivery of and access to the remaining Purchased HRMS Assets and Purchased Payroll Assets shall be made by the Bank and BW to the Corporation as soon as reasonably practicable after Closing.

3.        PURCHASE PRICE

3.1 Purchase Price - The Purchase Price for the Shares shall be an amount equal to $49,687,167, which is the aggregate of (i) $49,471,494, being the product of 1.5 and the amount of the Transaction Fees, the calculation of which is set forth in Schedule 3. 1;
          (ii) $1, being the amount paid by the Bank as the subscription price for one common share of the Corporation; and (iii) $215,672, being the agreed Canadian dollar equivalent of US$150,000. The Purchase Price shall be allocated as to $100,000 to BW, and the balance to the Bank. The Purchase Price shall be subject to adjustments determined in accordance with Section 3.2 and shall be payable by the Purchaser to the Bank (on behalf of the Bank and BW) on the Closing Date by certified cheque or bank draft of a Canadian chartered bank or by wire transfer of immediately available funds to the Bank's account designated by the Bank in writing to the Purchaser at least two Business Days prior to the Closing Date.

3.2 Adjustments - The parties agree that the Purchase Price shall be adjusted by those items properly subject to adjustment with respect to the Payroll Business and the HRMS Business transferred pursuant to the Transfer Agreement including, without limitation, (i) work-in-process accrued up to the Effective Transfer Time, (ii) prepaid expenses related to the HRMS Business and the Payroll Business, (iii) contractual obligations of the Bank and BW which have been prepaid to the Bank or BW or for which deposits have been submitted to the Bank or BW and (iv) obligations or remittances with respect to the Designated Employees including, without limitation, statutory vacation pay, premiums for unemployment insurance, provincial health care plans, employer health tax and Quebec and Canada Pension Plan, accrued wages, salaries and bonuses, (collectively the "Adjustable Items"), which shall be calculated and adjusted as of the Effective Date. The principle of the adjustment procedure is that the Bank and BW are entitled to the benefits of and are responsible for and shall pay all applicable amounts relating to the foregoing for the period ending as of the Effective Transfer Time, and the Corporation is entitled to the benefits of and is responsible for and shall pay all applicable amounts relating to the foregoing for the period commencing from and after the Effective Transfer Time. To the extent that the Bank or BW has paid amounts relating to the Adjustable Items, the benefit of which will continue from and after the Effective Date, the Purchase Price shall be adjusted in favour of the Bank or BW, as the case may be, in the amount which is attributable to the HRMS Business or the Payroll Business for the period following the Effective Transfer Time and the benefit of which is receivable by the Corporation following the Effective Transfer Time. To the extent that the Bank or BW has received amounts relating to Adjustable Items which are properly allocable to the HRMS Business

                                     - Page 11 -


          or the Payroll Business from and after the Effective Transfer Time, the Purchase Price shall be adjusted in favour of the Purchaser in the amount which is attributable to the HRMS Business or the Payroll Business for the period following the Effective Date.

          An adjustment shall also be made between the parties, if necessary, with respect to funds under administration, including funds held on behalf of Payroll Clients pursuant to statutory trusts, to be transferred by the Bank to the Corporation pursuant to Section 7.3(h), in the event that an incorrect amount of such funds is transferred.

          The parties agree to use reasonable efforts to determine and account for any such adjustments prior to Closing. On or before 120 days after the Closing Date, the parties shall co-operate to prepare a statement of adjustments for Adjustable Items determined after the Closing, and any required payments shall be made forthwith thereafter. Adjustable Items determined after such period shall be itemized on a case by case basis and any required payments shall be made forthwith thereafter.

          In the event that the parties are unable to agree on the amount of adjustments for all Adjustable Items, adjustments shall be made between the parties with respect to those of the Adjustable Items set forth in the statement of adjustments that are not in dispute. With respect to those of the Adjustable Items that are subject to a dispute, in the event that the parties, acting reasonably, are unable to reach agreement, the dispute shall be presented for determination to a major national accounting firm as agreed by the Bank and the Purchaser as soon as possible after the 120-day period after the Closing Date referred to above. Such accounting firm shall act as an expert and not an arbitrator, and the decision of the accounting firm shall be conclusive and binding on the Bank and the Purchaser, and shall be final and not subject to judicial review. It is the intention of the parties hereto that the decision of the accounting firm shall be enforced to the fullest extent permitted by applicable law.

          The apportionment of the fees and expenses of the accountant as between the parties shall be the subject of determination by the accountant.

4.        REPRESENTATIONS AND WARRANTIES OF THE BANK AND BW

The Bank and BW jointly and severally represent and warrant to the Purchaser as follows:

4.1 Organization, Standing and Authority - The Bank is a Canadian chartered bank, validly existing under the laws of Canada. The Bank has all requisite power and authority to execute and deliver this Agreement, the Transfer Agreement and each of the Ancillary Agreements and to perform its obligations hereunder and thereunder, and to complete the transaction of purchase and sale contemplated hereunder and thereunder.

                                     - Page 12 -


4.2 Authorization - The execution, delivery and performance by the Bank of this Agreement, the Transfer Agreement and the Ancillary Agreements have been duly authorized by all necessary corporate action of the Bank, and all persons executing this Agreement, the Transfer Agreement and the Ancillary Agreements on behalf of the Bank have been duly authorized to do so by all necessary corporate action on the part of the Bank. This Agreement has been, and each of the Transfer Agreement and the Ancillary Agreements when executed by the Bank will be, duly executed and delivered by the Bank. This Agreement constitutes, and each of the Transfer Agreement and the Ancillary Agreements when executed and delivered by the Bank will constitute, the legal, valid and binding obligation of the Bank, enforceable against it in accordance with their terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws of general application, and equitable remedies that may be granted or imposed by a court of competent jurisdiction.

4.3 No Conflicting Agreements - The execution and delivery by the Bank of this Agreement and each of the Transfer Agreement and the Ancillary Agreements and the performance by the Bank of its obligations hereunder and thereunder do not and will not (i) result in or constitute a default under, breach or violation of, or an event that with notice or lapse of time or both would be a breach or violation of, the organizational documents of the Bank, or any existing note, bond, mortgage, indenture, deed of trust, licence, permit, lease, loan agreement, contract or other agreement, instrument or arrangement to which the Bank is a party or by the terms of which the Bank is or may be bound or affected; or (ii) violate or contravene any law to which it is subject.

4.4 Bank Consents - No consent, approval or authorization under any material indenture, contract, instrument or other agreement (excluding Payroll Contracts) to which the Bank is a party is required to be obtained in connection with the execution, delivery and performance by the Bank of this Agreement or any of the Ancillary Agreements. There are no consents, approvals, permits or authorizations, declarations, filings or registrations with, or notices to, any governmental or regulatory authority required to be made or obtained by the Bank in connection with the execution and delivery of this Agreement or any of the Transfer Agreement or the Ancillary Agreements and the performance of the transactions contemplated hereby or thereby, except for the consent of the Office of the Superintendent of Financial Institutions with respect to the temporary substantial investment of the Bank in the Corporation.

4.5 The Corporation - The Corporation is a corporation duly organized, validly existing and in good standing under the laws of Canada. The authorized capital of the Corporation consists solely of an unlimited number of common shares. Effective as of the Effective Transfer Time, the Shares shall be all of the issued and outstanding shares of the Corporation and shall have been issued to the Bank and BW as fully paid and nonassessable shares in the capital of the Corporation. Immediately prior to the Effective

                                     - Page 13 -


          Transfer Time, the Corporation shall have no active business, assets, liabilities or employees.

4.6 Authorization - The execution, delivery and performance by the Corporation of this Agreement and the Transfer Agreement have been or will be duly authorized by all necessary corporate action of the Corporation, and all persons executing this Agreement and the Transfer Agreement on behalf of the Corporation have been or will be duly authorized to do so by all necessary corporate action on the part of the Corporation. This Agreement has been, and the Transfer Agreement when executed by the Corporation will be, duly executed and delivered by the Corporation. This Agreement constitutes, and the Transfer Agreement when executed and delivered by the Corporation will constitute, the legal, valid and binding obligation of the Corporation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws of general application, and equitable remedies that may be granted or imposed by a court of competent jurisdiction.

4.7 Consents re: the Corporation - No consent, approval or authorization under any material indenture, contract, instrument or other agreement to which the Corporation is a party or by which it is bound is required to be obtained in connection with the execution, delivery and performance by the Corporation of this Agreement or the Transfer Agreement. There are no consents, approvals, permits or authorizations, declarations, filings or registrations with, or notices to, any governmental or regulatory authority required to be made or obtained by the Corporation in connection with the execution and delivery of this Agreement or the Transfer Agreement and the performance of the transactions contemplated hereby or thereby.

4.8 Title to Shares - On Closing, the Bank and BW shall have good and marketable title to the Shares free and clear of all liens, security interests and other encumbrances, and shall have the full legal right, power and authority to sell and transfer the Shares to the Purchaser.

4.9 Title to Payroll Assets - The Bank now is, and immediately prior to the Effective Transfer Time the Bank will be, the sole registered and beneficial owner of all right, title and interest in and to the Purchased Payroll Assets, free and clear of claims, liens, security interests, and other encumbrances. The Bank has the full legal right, power and authority to sell, assign and transfer the Purchased Pay-roll Assets to the Corporation effective as of the Effective Transfer Time and has not assigned, licensed or otherwise conveyed such rights, licenses or privileges to any other Person.

4.10 Legal Proceedings - There are no legal proceedings pending, and the Bank and BW are not aware of any legal proceedings threatened or of any circumstances which may reasonably be expected to give rise to such proceedings, which in any way might interfere

                                      Page 14 -


          with the sale or delivery of the Purchased Payroll Assets or the Shares, or the consummation of any of the transactions contemplated herein or under the Transfer Agreement or the Ancillary Agreements.

4.11 No Option - Except for the Corporation, no Person has any agreement or option or any right or privilege (whether by law or by contract) capable of becoming an agreement or option to acquire any of the Purchased Payroll Assets. Except for the Purchaser, no Person has any agreement or option or any right or privilege (whether by law or by contract) capable of becoming an agreement or option to acquire any of the Shares from the Bank

4.12 Conduct of Payroll Business - The Payroll Business has been conducted since October 31, 1997 (the "Payroll Reference Date") in the ordinary course, consistent with past practice. Since the Payroll Reference Date, there has not been any change in the operation business, assets or financial condition of the Payroll Business other than changes in the ordinary course which have not individually or collectively had any material adverse effect on the condition (financial or other), results of operation, or assets of the Payroll Business and, since the Payroll Reference Date, the Bank has not entered into any transaction in connection with the Payroll Business not in the ordinary course of the Payroll Business, other than this Agreement.

4.13 Financial Information - The financial information relating to the Payroll Business provided by the Bank to the Purchaser and set forth in Schedule 4.13 hereto has been prepared in accordance with generally accepted accounting principles, consistently applied, and presents a true and complete statement of the financial condition of the Payroll Business for the fiscal periods stated therein.

4.14 Litigation - There is no suit, action, litigation, arbitration or proceeding in progress, pending or threatened against or involving the Payroll Business with the exception of the action commenced in Quebec Superior Court by Jerry Radowitz, particulars of which have been provided to the Purchaser, and there is not presently outstanding against the Bank in respect of the Payroll Business any judgment, decree, injunction or order of any court, governmental department, agency or arbitrator.

4.15 Payroll Client Contracts - The Bank has delivered to the Purchaser a true and correct copy of its standard contract terms incorporated in Payroll Contracts entered into with Payroll Clients for the provision of Payroll Services. Each of the Payroll Clients has entered into such form of standard contract with the Bank or has been provided Payroll Services consistent therewith or a variation thereto that is not materially adverse to the Payroll Business. Schedule 4.15 sets forth the material non-standard Payroll Contracts entered into with Payroll Clients, copies of which have been made available to the Purchaser.

                                     - Page 15 -


4.16      Proprietary Payroll Software -

          (a) The Proprietary Payroll Software does not infringe any copyright, patent, trademark, trade secret, or other intellectual property, proprietary or other right of any third party.

          (b) Schedule 1. 1(11) to the Transfer Agreement sets forth a complete and accurate list of the Proprietary Payroll Software of the Payroll Business. The Proprietary Payroll Software, together with the other software to be made available to the Corporation pursuant to the Transitional Services Agreement, constitutes all of the material software used in the Payroll Business.

          (c)  The Proprietary Payroll Software:

               (i) is complete in all respects and shall perform in accordance with its data control manuals and user manuals;

               (ii) is free of all viruses, errors, defects and disabling devices that would cause any component of the Proprietary Payroll Software or of databases created thereby to be erased, modified, deleted, damaged, disabled or made inoperable or otherwise rendered incapable of performing in accordance with its published specifications; and

               (iii) has been designed, developed, configured and implemented in a good and workmanlike manner.

          (d) Schedule 4.16 sets forth testing and other procedures conducted with respect to the Paymaster (CPX) for verifying Year 2000 compliance, and also sets forth testing that has not yet been conducted that would verify Year 2000 compliance for such software. All other Proprietary Payroll Software is not Year 2000 compliant.

4.17      Labour Relations -

          (a) Employees: Schedule 4.17(a) contains a true and complete list of the Designated Employees, their titles and positions held as of the date of this Agreement, their length of service with the Bank, the locations of their employment and the material terms and conditions of their employment or engagement, including their current annual compensation, standard hours of work, commissions and bonuses and their benefits and perquisites, and participation in the Pension Plan and the other Bank's Benefit Plans.

                                     - Page 16 -


          (b) Written or Oral Contracts: Except for standard Bank employment/offer contracts (a copy of all standard versions of which are attached as Schedule 4.17(b)), there are (i) no written contracts of employment entered into with any Designated Employees; (ii) no oral contracts of employment which provide termination notice or pay in lieu of such notice or severance pay to any of the Designated Employees in excess of termination notice or pay in lieu of such notice or severance pay required by applicable labour or employment standards law or at common law; and (iii) no confidentiality, non-competition or nonsolicitation contracts between the Bank and any Designated Employees.

               There are no variations to any of the standard versions of employment contracts attached as Schedule 4.17(b), entered into by any of the Designated Employees, which are individually or in the aggregate materially adverse to the Payroll Business.

          (c) Collective Agreements: The Bank has not made any agreements with any labour union or employee association in connection with the Payroll Business or the HRMS Business nor made any commitments to or conducted any negotiations with any labour union or employee association with respect to any future agreements relating to the Payroll Business or the HRMS Business. To the best knowledge of the Bank, there have been no attempts to organize a trade union or employee association for any employees of the Payroll Business or the HRMS Business. There is no labour strike, employee disturbance or work stoppage or slowdown pending or, to the best knowledge of the Bank, threatened against the Bank with respect to the Payroll Business or the HRMS Business.

          (d) Liabilities to Employees: The Bank has no liability of any kind to any Designated Employee except for compensation, commissions, bonuses, and benefits and pensions payable to such Designated Employee in the ordinary course of the Payroll Business or the HRMS Business.

          (e) Compliance with Laws: The Bank is in compliance (and shall be in compliance immediately prior to the Effective Time) in all material respects with all applicable laws, statutes, regulations, rules and by-laws relating to the employment of Designated Employees, including, without limiting the generality of the foregoing, those related to wages, pay equity, hours of work, collective bargaining and labour relations, occupational health and safety, workers compensation, human rights, pension benefits standards and labour and employment standards and is not liable for any arrears of wages, assessments, penalties or other sums for failure to comply with any of the foregoing.

                                     - Page 17 -


          (f) No Changes: Except as disclosed in Schedule 4.17(f), with respect to the Designated Employees, no commitment, express or implied, has been made to change compensation or to change any benefit under the Pension Plan or the other Bank's Benefit Plans or to offer additional benefits.

          (g) Retiree Benefits: Except as disclosed in Schedule 4.17(g), there are no benefits promised to Designated Employees, applicable to them, or their dependents upon the retirement of the Designated Employees, other than in respect of the Pension Plan.

          (h) No Vacation Accrual: As at January 31, 1998, none of the Designated Employees shall have any accrued and unused vacation for the period ended December 31, 1997.

4.18      Payroll Trademarks -

          (a) The only trademarks used in connection with the Payroll Business are the Payroll Trademarks and the trademarks of the Bank licenced pursuant to the Trademark Licence Agreement;

          (b) The Bank has the unrestricted right and has not licenced or otherwise permitted any other Person to use the Payroll Trademarks;

          (c) The Bank has registered the Payroll Trademarks in the Canadian Trademarks office;

          (d) The Payroll Trademarks are in full force and effect and have not been used or enforced or failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any right in the Payroll Trademarks;

          (e) The Bank has no knowledge of any claim of adverse ownership or invalidity or other opposition or conflict with any of the Payroll Trademarks nor of any pending or threatened suit, proceeding, claim, demand, action or investigation of any nature or kind against the Bank relating to the Payroll Trademarks; and

          (f) The Bank has no knowledge that any activity relating to the conduct of the Payroll Business or the Payroll Trademarks breaches, violates, infringes or interferes with any trademarks or other intellectual property rights of any third party or requires payment for the use of any trademarks or other intellectual property rights of a third party.

                                     - Page 18 -


4.19 No Finder's Fee or Broker's Fee - No Person has, or as a result of any of the transactions contemplated hereby will have, by reason of any commitment of the Bank towards such Person, any right, interest or valid claim against or upon Ceridian, Ceridian Holdings, the Purchaser or the Corporation or any property of Ceridian, Ceridian Holdings, the Purchaser or the Corporation for any commission, fee or other compensation as broker or finder or for services in any similar capacity.

4.20 Bank's Residence - The Bank is not a non-resident within the meaning of that term as used in the Income Tax Act (Canada).

4.21 Registration for Taxes - The Bank is duly registered under Part IX of the Excise Tax Act (Canada) under registration number 105255145 and under the Quebec Sales Tax Act under registration number 100004293.

4.22 Plans - The Bank Benefit Plans are all of the benefit plans, arrangements, agreements, programs, policies or practices, whether oral or written, formal or informal, funded or unfunded (other than governmental mandated benefits of general application) in which the Designated Employees participate or are eligible to participate, including but not limited to:

               (i) retirement savings or pensions including, without limitation, any registered retirement savings plan, or supplemental pension or retirement plan;

               (ii) stock option, hospitalization, health, dental, disability, unemployment insurance, vacation pay, severance pay, sick leave, club membership, company car, company awards, company loans, consulting or other similar compensation arrangements.

          Summaries of the Bank Benefit Plans, copies of all material employee communications relative to Bank Benefit Plans and copies of all work permits and employment related government authorizations or permits have been provided to the Purchaser.

4.23 List of Customers - The lists of HRMS Clients and Payroll Clients to be delivered on Closing to the Purchaser pursuant to Article 8, shall be complete and accurate lists.

4.24 Undisclosed Liabilities - Except as disclosed in Schedule 4.24 hereto and except as incurred in the ordinary and usual course of the Payroll Business, there is no outstanding indebtedness or liabilities or obligations (whether accrued, absolute, contingent or otherwise) of the Payroll Business of a nature customarily reflected or reserved against in a balance sheet (including the notes thereto) prepared in accordance with generally accepted accounting principles.

                                      Page 19 -


4.25 Operation of the Businesses - The Purchased Payroll Assets and the Purchased HRMS Assets, together with the services to be provided by the Bank to the Corporation under the Transitional Services Agreement, are sufficient to operate the Payroll Business and the HRMS Business as was conducted as of the Closing Date.

4.26 Product Defects - There are no defects in the products or services of the Payroll Business heretofore or currently being distributed or sold by the Payroll Business which would materially adversely affect the performance and quality of such products and services, provided, however, that this representation and warranty does not extend to any aspect or component of the products or services of the Payroll Business that are not defective as at the Effective Time but that become defective after the Effective Time as a result of modifications made to such products or services by the Corporation. There are no express or implied warranties outstanding with respect to the products or services of the Payroll Business except as imposed by law or as described in the contracts referred to in Section 4.15.

4.27 Organization, Standing and Authority of BW - BW is a corporation validly existing under the laws of Ontario, and it has all necessary corporate power, authority and capacity to own its property and assets and to carry on the HRMS Business as is presently conducted by it. BW has all requisite power and authority to execute and deliver this Agreement and the Transfer Agreement and to perform its obligations hereunder and thereunder and to complete the transaction of purchase and sale contemplated hereunder and thereunder.

4.28 BW Shares - All of the issued and outstanding shares of BW are owned as of record and beneficially by the Bank. No options, warrants or other rights to purchase shares or other securities of BW have been authorized or agreed to be issued or are outstanding.

4.29 BW Authorization - The execution, delivery and performance by BW of this Agreement and Transfer Agreement have been duly authorized by all necessary corporate action of BW, and all persons executing such agreements on behalf of BW have been duly authorized to do so by all necessary corporate action on the part of BW. This Agreement and the Transfer Agreement have been duly executed and delivered by BW and constitute the legal, valid and binding obligations of BW, enforceable against BW in accordance with their terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws of general application, and equitable remedies that may be granted or imposed by a court of compete-.it jurisdiction.

4.30 No Conflicting BW Agreements - The execution and delivery by BW of this Agreement and the Transfer Agreement and the performance by EW of its obligations hereunder and thereunder does not and will not (i) result in or constitute a default under, breach or violation of, or an event that with notice or lapse of time or both would be a breach or

                                     - Page 20 -


          violation of the organizational documents of BW, or any existing note, bond, mortgage, indenture, deed of trust, licence, permit, lease, loan agreement, contract or other agreement, instrument or arrangement to which BW is a party or by the terms of which BW is or may be bound or affected, or (ii) violate or contravene any law to which it is subject.

4.31 BW Consents - No consent, approval or authorization under any material indenture, contract, instrument or other agreement (excluding HRMS Contracts) to which the Bank or BW is a party or by which they are bound is required to be obtained in connection with the execution, delivery and performance by BW of this Agreement and the Transfer Agreement. There are no consents, approvals, permits or authorizations, declarations, filings or registrations with, or notices to, any governmental or regulatory authority required to be made or obtained by BW in connection with the execution and delivery of this Agreement and the Transfer Agreement and the performance of the transactions contemplated hereby or thereby.

4.32 Title to Assets - BW now is and immediately prior to the Effective Transfer Time will be (and the Bank, to the extent that it owns any of the Purchased HRMS Assets now is and immediately prior to the Effective Transfer Time will be) the sole registered and beneficial owner of all right, title and interest in and to the Purchased HRMS Assets, free and clear of claims, liens, security interests, and other encumbrances. BW (and the Bank, to the extent that it owns any of the Purchased HRMS Assets) has the full legal right, power and authority to sell, assign and transfer the Purchased HRMS Assets to the Corporation effective as of the Effective Transfer Time, and has not assigned, licensed or otherwise conveyed such rights, licences or privileges to any other Person.

4.33 Legal Proceedings - There are no legal proceedings pending and BW and the Bank are not aware of any legal proceedings threatened or of any circumstances which may reasonably be expected to give rise to such proceedings which in any way might interfere with the sale or delivery of the Purchased HRMS Assets, or the consummation of any of the transactions contemplated herein.

4.34 No Option - Except for the Corporation, no Person has any agreement or option or any right or privilege (whether by law or by contract) capable of becoming an agreement or option to acquire any of the Purchased HRMS Assets. Except for the Purchaser, no Person has any agreement or option or any right or privilege (whether by law or by contract) capable of becoming an agreement or option to acquire any of the Shares from BW.

4.35 Financial Information - The financial information relating to the HPMS Business provided to the Purchaser and set forth in Schedule 4.13 hereto has been prepared in accordance with generally accepted accounting principles, consistently applied, and

                                     - Page 21 -


          presents a true and complete statement of the financial condition of the HRMS Business for the fiscal periods stated therein.

4.36 Undisclosed Liabilities - Except as disclosed in Schedule 4.24 hereto and except as incurred in the ordinary and usual course of the HRMS Business, there is no outstanding indebtedness or liabilities or obligations (whether current, absolute, contingent or otherwise) of the HRMS Business of a nature customarily reflected or reserved against any balance sheet (including the notes thereto) prepared in accordance with generally accepted accounting principles.

4.37 Conduct of the HRMS Business - The HRMS Business has been conducted since October 31, 1997 (the "HRMS Reference Date") in the ordinary course, consistent with past practice. Since the HRMS Reference Date, there has not been any change in the operation, business, assets or financial condition of the HRMS Business other than changes in the ordinary course which have not individually or collectively had any material adverse effect on the condition (financial or other), results of operation, or assets of the HRMS Business, and since the HRMS Reference Date, neither the Bank nor BW has entered into any transaction in connection with the HRMS Business not in the ordinary course of the HPMS Business, other than this Agreement.

4.38 HRMS Litigation - There is no suit, action, litigation, arbitration or proceeding in progress, pending or threatened against or involving the HRMS Business and there is not presently outstanding against BW or the Bank in respect of the HRMS Business any judgment, decree, injunction or order of any court, governmental department, agency or arbitrator.

4.39 HRMS Client Contracts - BW has delivered to the Purchaser a true and correct copy of the standard contract terms incorporated in contracts entered into between BW (or the Bank) and HRMS Clients for the provision of HRMS Services. Each of the HRMS Clients has entered into such form of standard contract with BW (or the Bank) or has been provided services consistent therewith or with a variation thereto that is not materially adverse to the HRMS Business.

4.40      Proprietary HRMS Software -

          (a) The Proprietary HRMS Software does not infringe any copyright, patent, trademark, trade secret, or other intellectual property, proprietary or other right of any third party.

          (b) The Phipps HR Interface software is the only Proprietary HRMS Software of the HRMS Business.

                                     - Page 22 -


          (c)  The Proprietary HRMS Software:

               (i) is complete in all respects and shall perform in accordance with its scope documents and user manuals;

               (ii) is free of all viruses, errors, defects and disabling devices that would cause any component of the Proprietary HRMS Software or of databases created thereby to be erased, modified, deleted, damaged, disabled or made inoperable or otherwise rendered incapable of performing in accordance with its published specifications; and

               (iii) has been designed, developed, configured and implemented in a good and workmanlike manner.

          (d)  The Proprietary HRMS Software is not year 2000 compliant.

4.41      HRMS Trademarks -

          (a) The only trademarks used in connection with the HRMS Business are the HRMS Trademarks and the trademarks of the Bank licenced pursuant to the Trademark Licence Agreement;

          (b) The Bank and BW have the unrestricted right and has not licenced or otherwise permitted any other Person to use the HRMS Trademarks;

          (c) The Bank and BW have registered the HRMS Trademarks in the Canadian Trademarks office;

          (d) The HRMS Trademarks are in full force and effect and have not been used or enforced or failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any right in the HRMS Trademarks;

          (e) The Bank and BW have no knowledge of any claim of adverse ownership or invalidity or other opposition or conflict with any of the BRMS Trademarks nor of any pending or threatened suit, proceeding, claim, demand, action or investigation of any nature or kind against the Bank relating to the HRMS Trademarks; and

          (f) The Bank and BW have no knowledge that any activity relating to the conduct of the HRMS Business or the HRMS Trademarks breaches, violates, infringes or interferes with any trademarks or other intellectual property rights of any third

                                     - Page 23 -


               party or requires payment for the use of any trademarks or other intellectual property rights of another party.

4.42      Labour Relations - BW does not employ any employees for the HRMS
          Business.

4.43 No Finder's Fee or Broker's Fee - No Person has, or as a result of any of the transactions contemplated hereby will have, by reason of any commitment of BW towards such Person, any right, interest or valid claim against or upon Ceridian, Ceridian Holdings, the Purchaser or the Corporation or any property of Ceridian, Ceridian Holdings, the Purchaser or the Corporation for any commission, fee or other compensation as broker or finder or for services in any similar capacity.

4.44 BW's Residence - BW is not a non-resident within the meaning of that term as used in the Income Tax Act (Canada).

4.45 BW Registration for Taxes - BW is duly registered under Part IX of the Excise Tax Act (Canada) under registration number 139484307 and under the Quebec Sales Tax Act under registration number 101772976 1.

5.        REPRESENTATIONS AND WARRANTIES OF CERIDIAN, CERIDIAN HOLDINGS AND THE
          PURCHASER

The Purchaser, Ceridian Holdings and Ceridian jointly and severally represent and warrant to the Bank and BW as follows:

5.1 Organization, Standing and Authorization - The Purchaser is a corporation, duly organized, validly existing and in good standing under the laws of Canada. The Purchaser has all necessary power and authority to own, lease or licence its property and to conduct its business as now conducted. The Purchaser has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and to consummate the transactions contemplated hereby including, without limitation, the purchase of the Shares.

5.2 Authorization, Execution and Enforceability - The execution, delivery and performance by the Purchaser of this Agreement have been duly authorized by all necessary corporate action of the Purchaser, and no further corporate action is required to be taken by the Purchaser in order to execute, deliver and perform this Agreement. All persons executing this Agreement on behalf of the Purchaser have been duly authorized to do so by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency,

                                     - Page 24 -


          reorganization or similar laws of general application, and equitable remedies that may be granted or imposed by a court of competent jurisdiction.

5.3 No Conflicting Agreements - The execution and delivery by the Purchaser of this Agreement and the performance by the Purchaser of its obligations hereunder does not and will not (i) result in or constitute a default under, breach or violation of, or an event that with notice or lapse of time or both would be a breach or violation of, the organizational documents of the Purchaser, or any existing note, bond, mortgage, indenture, deed of trust, licence, permit, lease, loan agreement, contract or other agreement, instrument or arrangement to which the Purchaser is a party or by the terms of which the Purchaser is or may be bound or affected; or (ii) violate or contravene any law to which it is subject.

5.4 Consents - No consent, approval or authorization under any material indenture, contract, instrument or other agreement to which Ceridian or the Purchaser is a party or by which either of them is bound is required to be obtained in connection with the execution, delivery and performance by the Purchaser of this Agreement. There are no consents, approvals, permits or authorizations, declarations, filings or registrations with, or notices to, any governmental or regulatory authority required to be made or obtained by the Purchaser in connection with the execution and delivery of this Agreement and the performance of the transactions contemplated hereby or thereby, except that Ceridian or the Purchaser will make appropriate filings under the Investment Canada Act within 30 days following the Closing.

5.5 Legal Proceedings - There are no legal proceedings pending and Ceridian and the Purchaser are not aware of any legal proceedings threatened or of any circumstances which may reasonably be expected to give rise to such proceedings against Ceridian which in any way might interfere with the purchase of the Shares or the consummation of any of the transactions contemplated under this Agreement.

5.6 Compliance with Laws - The Purchaser is not in default under or in violation of any law, except for such defaults or violations that would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or other) or prospects of the Purchaser.

5.7 No Bankruptcy Proceedings - There are no bankruptcy, insolvency or receivership proceedings outstanding against Ceridian, Ceridian Holdings or the Purchaser and neither the Purchaser, Ceridian Holdings nor Ceridian has made any assignment for the benefit of any creditors and no execution or attachment has been levied against the Purchaser on account of any liens or judicial process.

                                     - Page 25 -


5.8 Organization, Standing and Authorization - Each of Ceridian and Ceridian Holdings is a corporation, duly organized, validly existing and in good standing under the laws of Delaware. Each of Ceridian and Ceridian Holdings has all necessary power and authority to own, lease or licence its property and to conduct its business as now conducted and has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

5.9 Authorization, Execution and Enforceability re: Ceridian and Ceridian Holdings The execution, delivery and performance by Ceridian and Ceridian Holdings of this Agreement have been duly authorized by all necessary corporate action of Ceridian, and no further corporate action is required to be taken by Ceridian or Ceridian Holdings in order to execute, deliver and perform this Agreement. All persons executing this Agreement on behalf of Ceridian and Ceridian Holdings have been duly authorized to do so by all necessary corporate action on the part of Ceridian. This Agreement has been duly executed and delivered by Ceridian and Ceridian Holdings and constitutes the legal, valid and binding obligation of Ceridian and Ceridian Holdings, enforceable against them in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws of general application, and equitable remedies that may be granted or imposed by a court of competent Jurisdiction.

5.10 No Conflicting Agreements - The execution and delivery by each of Ceridian and Ceridian Holdings of this Agreement and the performance by each of Ceridian and Ceridian Holdings of their obligations hereunder do not and will not (i) result in or constitute a default under, breach or violation of, or an event that with notice or lapse of time or both would be a breach or violation of, the organizational documents of Ceridian or Ceridian Holdings, or any existing note, bond, mortgage, indenture, deed of trust, licence, permit, lease, loan agreement, contract or other agreement, instrument or arrangement to which Ceridian or Ceridian Holdings is a party or by the terms of which Ceridian or Ceridian Holdings is or may be bound or affected; or
          (ii) violate or contravene any law to which they are subject.

5.11 Consents - No consent, approval or authorization under any material indenture, contract, instrument or other agreement to which either of Ceridian or Ceridian Holdings is a party or by which either of them is bound is required to be obtained in connection with the execution, delivery and performance by Ceridian or Ceridian Holdings of this Agreement. There are no consents, approvals, permits or authorizations, declarations, filings or registrations with, or notices to, any governmental or regulatory authority required to be made or obtained by Ceridian or Ceridian Holdings in connection with the execution and delivery of this Agreement and the performance of the transactions contemplated hereby or thereby, except that Ceridian or the Purchaser will make appropriate filings under the Investment Canada Act within 30 days following the Closing.

                                     - Page 26 -


5.12 Legal Proceedings - There are no legal proceedings pending and neither of Ceridian nor Ceridian Holdings is aware of any legal proceedings threatened or of any circumstances which may reasonably be expected to give rise to such proceedings against the Purchaser which in any way might interfere with the entering into of this Agreement by Ceridian or Ceridian Holdings or the performance of their obligations hereunder.

5.13 Authorization, Execution and Enforceability re: the Corporation - The execution, delivery and performance by the Corporation of the Ancillary Agreements shall as of the Effective Date be duly authorized by all necessary corporate action of the Corporation, and no further corporate action shall be required to be taken by the Corporation in order to execute, deliver and perform the Ancillary Agreement. All persons executing the Ancillary Agreements on behalf of the Corporation shall be duly authorized to do so by all necessary corporate action on the part of the Corporation. The Ancillary Agreements shall be duly executed and delivered by the Corporation and shall constitute, the legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws of general application, and equitable remedies that may be granted or imposed by a court of competent jurisdiction.

5.14 No Conflicting Agreements - The execution and delivery by the Corporation of the Ancillary Agreements and the performance by the Corporation of its obligations thereunder will not (i) result in or constitute a default under, breach or violation of, or an event that with notice or lapse of time or both would be a breach or violation of, the organizational documents of the Corporation, or any existing note, bond, mortgage, indenture, deed of trust, licence, permit, lease, loan agreement, contract or other agreement, instrument or arrangement to which Ceridian, Ceridian Holdings or the Purchaser may be a party or by the terms of which Ceridian, Ceridian Holdings, the Purchaser or the Corporation (following the Effective Time) may be
          bound or affected; or (ii)    violate or contravene any law to which
          it is subject.

5.15 Consents - No consent, approval or authorization under any material indenture, contract, instrument or other agreement to which Ceridian or the Purchaser is a party or by which Ceridian, the Purchaser or the Corporation (following the Effective Time) may be bound is required to be obtained in connection with the execution, delivery and performance by the Corporation of the Ancillary Agreements. There are no consents, approvals, permits or authorizations, declarations, filings or registrations with, or notices to, any governmental or regulatory authority required to be made or obtained by the Corporation in connection with the execution and delivery of the Ancillary Agreements and the performance of the transactions contemplated hereby or thereby.

5.16 Duly Licenced - Following the Closing, the Purchaser shall cause the Corporation to be duly licenced, registered or qualified in each jurisdiction in which it shall conduct the

                                     - Page 27 -


          HRMS Business and the Payroll Business, to perform its obligations under this

          Agreement and the Ancillary Agreements, and to enable the HRMS Business and Payroll Business to be conducted as it is now conducted, and all such licences, registrations, and qualifications shall be valid, subsisting and in good standing.

5.17 Brokers' and Finders' Fees - No Person has, or as a result of any of the transactions contemplated hereby will have, by reason of any commitment of Ceridian, Ceridian Holdings or the Purchaser towards such Person, any right, interest or valid claim against or upon BW or the Bank or any property of BW or the Bank for any commission, fee or other compensation as broker or finder or for services in any similar capacity.

5.18 Corporation Plans - Schedule 5.18 sets forth a list of benefits that the Corporation will make available to the Transferred Employees on and after the dates set out in Schedule 5.18, subject to regulatory approval.

6.        SURVIVAL AND INDEMNIFICATION

6.1 Survival - Except as specifically provided in this Agreement, the representations, warranties and covenants set forth herein or in any certificate or other document delivered pursuant hereto and the obligations of the parties hereto with respect thereto shall survive the Closing and shall continue in full force and effect, provided that such representations, and warranties shall only survive for a period of [confidential information omitted] from the Closing Date, except with respect to (i) tax matters (which shall survive the Closing Date and continue in full force and effect until, but not after, [confidential information omitted] or (ii) the matters represented and warranted in Sections 4.8, 4.9 and 4.32 [confidential information omitted]. If prior to the expiry of the said period no claim shall have been made hereunder with respect to any such matters, the parties shall have no further liability hereunder with respect thereto. No due diligence investigation by a party hereto shall have the effect of waiving any representation or warranty in its favour by another party.

6.2 Indemnification by Bank and BW - Subject to Section 6.3, the Bank and BW shall be jointly and severally liable to Ceridian, Ceridian Holdings, the Purchaser and the Corporation and shall defend, indemnify and hold harmless Ceridian, Ceridian Holdings the Purchaser and the Corporation and their respective officers, directors, shareholders and employees against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments, causes of action, assessments, fines, costs or expenses including, without limitation, interest, penalties and attorneys' and accounting fees, asserted against, resulting to, imposed on or incurred or suffered by Ceridian, Ceridian Holdings, the Purchaser or the Corporation, directly or indirectly, as a result of or arising out of:

                                     - Page 28 -


          (a) the breach of any agreement, covenant, or representation and warranty of the Bank or BW contained in this Agreement, the Transfer Agreement, the Ancillary Agreements, or in any document required to be entered into by the Bank or BW in favour of the Corporation, the Purchaser, Ceridian or Ceridian Holdings hereunder;

          (b) non-fulfilment of any agreement, covenant or obligation of the Bank or BW contained in this Agreement, the Transfer Agreement, the Ancillary Agreements or in any document required to be entered into by the Bank or BW in favour of the Purchaser, the Corporation, Ceridian or Ceridian Holdings hereunder;

          (c) all claims brought by or in respect of any of the Designated Employees resulting from matters arising and accruing prior to the Effective Time and all claims brought by or in respect of any of the LTD Employees resulting from matters arising and accruing at any time, in respect of, without limitation, wages, salaries, bonuses, commissions, vacation pay, holiday pay, severance pay, termination notice or pay in lieu of such notice, termination pay, pension and other employee benefits, income tax withholdings, unemployment insurance, employer health tax and any other federal or provincial employment legislation related to employment matters, except for any matters for which the Corporation has expressly assumed responsibility under the terms of this Agreement, the Transfer Agreement or the Ancillary Agreements; and

          (d) non-compliance with applicable bulk sales legislation in connection with the transactions contemplated by the Transfer Agreement.

6.3       Software and Trademark Indemnification

          (a) The Bank shall, at its own expense, defend or arrange for the defence of, or settle any action brought or claim made against Ceridian, Ceridian Holdings, the Purchaser or the Corporation based on any allegation that (i) the Proprietary HRMS Software or the Proprietary Payroll Software infringes any patent, copyright, trade secret or any other intellectual property right in any jurisdiction, or (ii) that the Payroll Trademarks or the HRMS Trademarks infringe any trademarks or other intellectual property rights of any other Person. The Bank shall be liable to and shall indemnify and hold harmless Ceridian, Ceridian Holdings, the Purchaser and the Corporation and their respective officers, directors, shareholders and employees against any and all costs, losses, liabilities, demands, claims, suits, actions, judgments, assessments, causes of actions, fees and expenses and damages in any such claim or action including, without limitation, interest, penalties and attorney's and accounting fees asserted against, resulting to, imposed on or incurred or suffered by Ceridian, Ceridian Holdings,

                                      Page 29 -


               the Purchaser or the Corporation directly or indirectly as a result of or arising out of any of the aforementioned claims or actions, provided that:

               (i) Ceridian, Ceridian Holdings, the Purchaser and the Corporation promptly notify the Bank when it receives any notice of such claim or allegation of infringement;

               (ii) Ceridian, Ceridian Holdings, the Purchaser and the Corporation fully cooperate with the Bank in the defence or settlement of such action; and

               (iii) the Bank shall have sole control of the defence or settlement of any such claim or action.

          (b) The Bank shall not be liable for any infringement or claim thereof based on any modifications to the Proprietary HRMS Software or the Proprietary Payroll Software made by, or improper use thereof by Ceridian, Ceridian Holdings, the Purchaser, the Corporation, or any third party.

          (c) In the event a successful claim of infringement (save and except for a claim made under Section 6.3(b)) shall restrain Ceridian's, Ceridian Holdings, the Purchaser's or the Corporation's use of all or part of the Proprietary HRMS Software or the .Proprietary Payroll Software, the Bank shall, at its expense, take one of the following actions (the selection of which shall be in the sole discretion of the .Bank):

               (i) procure for Ceridian, Ceridian Holdings, the Purchaser or the Corporation the right to continue using the alleged infringing or misappropriated Proprietary HRMS Software or the Proprietary Payroll Software at no cost to Ceridian, Ceridian Holdings, the Purchaser or the Corporation; or

               (ii) replace or modify the Proprietary HRMS Software or the Proprietary Payroll Software so that it becomes non-infringing (with the reasonable assistance of the Purchaser, provided that the services of the Purchaser's SR&D personnel engaged to assist with this process shall be paid by the Bank at reasonable per them rates). The Bank agrees that such replacement or modification will be equivalent to the original Proprietary HRMS Software or the Proprietary Payroll Software in functionality and performance as is reasonably practicable, provided, however, that the functionality and performance shall not be materially changed or degraded.

                                     - Page 30 -


          (d) The foregoing paragraphs of this Section 6.3 state the entire liability of the Bank for any loss or damage whatsoever as a result of the infringement of any intellectual property rights and supersede, in the event of conflict with, any other provision of this Agreement.

6.4 Indemnification by the Purchaser - Ceridian, Ceridian Holdings, the Purchaser and the Corporation shall be jointly and severally liable to the Bank and BW and shall defend, indemnify and hold harmless the Bank and BW and their officers, directors, shareholders and employees against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments, causes of action, assessments, fines, costs or expenses including, without limitation, interest, penalties and attorneys' and accounting fees, asserted against, resulting to, imposed on, or incurred or suffered by the Bank and BW, directly or indirectly, as a result of or arising out of-

          (a) the breach of any agreement, covenant, representation or warranty by the Purchaser, the Corporation, Ceridian or Ceridian Holdings contained in this Agreement, the Transfer Agreement, the Ancillary Agreements or in any document required to be entered into by the Purchaser, Ceridian, Ceridian Holdings or the Corporation in favour of the Bank or BW hereunder;

          (b) any matter requiring indemnification by the Corporation in favour of the Bank pursuant to subsection 12. 1 (b)(ii), (iii) and (iv) of the Transitional Services Agreement;

          (c) the non-fulfilment of any agreement, covenant or obligation of the Purchaser or the Corporation contained in this Agreement, the Transfer Agreement, the Ancillary Agreements or in any document required to be entered into by the Purchaser, the Corporation, Ceridian Holdings or Ceridian in favour of the Bank or BW hereunder or thereunder, including, without limitation, the assumption of the Assumed BRMS Liabilities and the Assumed Payroll Liabilities;

          (d) all claims brought by or in respect of any of the Transferred Employees, resulting from matters arising and accruing on and after the Effective Time, in respect of wages, salaries, bonuses, commissions, vacation pay, holiday pay, severance pay, termination notice or pay in lieu of such notice, termination pay, pension and other employee benefits, income tax withholdings, unemployment insurance, employer health tax and any other federal or provincial employment legislation related to employment matters, except for any matters for which the Bank has expressly retained responsibility under the terms of this Agreement, the Transfer Agreement or the Ancillary Agreements; and

                                     - Page 31 -


          (e) all liability of the Bank and BW for Taxes that may be assessed upon them in connection with the transfer of the Purchased Payroll Assets and the Purchased HRMS Assets pursuant to the Transfer Agreement, but excluding income taxes payable by BW or the Bank as a result of the disposition of the Purchased HRMS Assets or Purchased Payroll Assets to the Corporation pursuant to the Transfer Agreement.

6.5 Indemnification for Claims Other Than Third Party Claims - Following receipt from a party hereto (the "Indemnified Party") of a written notice of a claim for indemnification which has not arisen in respect of a Third Party Claim (as defined in Section 6.6 below), the party or parties in receipt of such notice (the "Indemnifying Party") shall have thirty (30) Business Days to make such investigation of the claim as the Indemnifying Party considers necessary or desirable.
          For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the claim. If the Indemnified Party and the Indemnifying Party agree at or prior to the expiration of such thirty (30) Business Days (or any mutually agreed upon extension thereof) to the validity and amount of the claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the claim. If the Indemnified Party and the Indemnifying Party do not reach agreement within such period
          (or any mutually agreed upon extension thereof), such dispute shall be resolved by any arbitration proceeding as may be agreed between the Indemnified Party and the Indemnifying Party, or shall be subject to resolution by proceedings to be commenced before a court of competent jurisdiction.

6.6       Indemnification against Third Party Claims
          Except as provided in Section 6.3,

          (a) Promptly upon receipt by a party hereto (herein referred to as the "Indemnitee") of notice of any claim by a third party (a "Third Party Claim") in respect of which the Indemnitee proposes to demand indemnification from another party or parties to this Agreement (the "Indemnitor"), the lndemnitee shall give notice (the "Notice") to that effect to the Indemnitor. The Notice shall set forth the actual or estimated amount of the loss or losses incurred or to possibly be incurred, and shall specify in reasonable detail the items of loss or potential loss included in the amount so stated, the date such matter occurred, the basis for any anticipated loss or losses, and the nature of the misrepresentation, breach of warranty or breach of covenant or claim to which such items relate. The failure the give the Notice on a timely basis shall not affect the Indemnitee's right to indemnification hereunder except to the extent that the Indemnitor is materially prejudiced thereby, subject to Section 6.7.

                                     - Page 32 -


          (b) 'The Indemnitor shall have the right, by notice to the Indemnitee not later than the earlier of (i) twenty (20) Business Days after receipt of the notice described in Section 6.6(a) and (ii) the date upon which any action must be taken in reply to such Notice, to assume the control of the defence, compromise or settlement of the Third Party Claim, provided that:

                         such assumption shall, by its terms, be without cost to the Indemnitee; and

               (ii) the Indemnitor shall at the Indemnitee's request furnish the Indemnitee with reasonable security against any costs or other liabilities to which it may be or become exposed by reason of such defence, compromise or settlement.

          (c) Upon the assumption of control by the Indemnitor as aforesaid, the Indemnitor shall diligently proceed with the defence, compromise or settlement of the Third Party Claim, at the Indemnitor's sole expense, including employment of counsel reasonably satisfactory to the lndemnitee (verification of satisfaction with the choice of counsel not to be unreasonably withheld or delayed) and, in connection therewith, the Indemnitee shall co-operate fully, but at the expense of the Indemnitor, to make available to the Indemnitor all pertinent information and witnesses under the Indemnitee's control, make such assignments and take such other steps as are necessary to enable the Indemnitor to conduct such defence, compromise or settlement, provided always that the Indemnitee shall be entitled to reasonable security from the Indemnitor for any expense, costs or other liabilities to which it may be or may become exposed by reason of such cooperation. Provided that the Indemnitor is reasonably contesting any such Thirty Party Claim in good faith, the Indemnitee shall not pay or settle any such Third Party Claim. Notwithstanding the foregoing, the Indemnitee shall have the right to pay or settle any such claim, provided that in such event the Indemnitee shall waive any right to indemnification therefor by the Indemnitor.

          (d) If the Indemnitor fails to give notice to the Indemnitee as provided in Section 6.6(b) or if the Indemnitor does not reasonably contest the Third Party Claim in good faith, the Indemnitee shall be entitled to assume the control of the defence, compromise or settlement of the Third Party Claim as in its sole discretion may appear advisable. The Indemnitee shall, however, consult with the Indemnitor prior to agreeing to any compromise or settlement of the Third Party Claim.

          (e) The final determination of any such Third Party Claim including all related costs and expenses (including all legal fees and disbursements incurred by the Indemnitee) shall be binding and conclusive upon the parties hereto as to the

                                     - Page 33 -


               validity or invalidity, as the case may be, of such Third Party Claim against the Indemnitor hereunder.

6.7       Expiry of Liability -

          (a) The foregoing obligations of indemnification with respect to representations and warranties shall be subject to the time limitations set forth in Section 6.1 hereof and no party shall be required to indemnify and save harmless any other party with respect to such matters for which indemnification is sought unless such party shall have been provided with notice pursuant to Section 6.5 or Section 6.6, as the case may be, on or prior to the expiration of the time periods set out in Section 6.1. With respect to the obligations of indemnification under Sections 6.2(c) and 6.4(d) and 6.4(e), no party shall be required to indemnify and save harmless any other party with respect to such matters for which indemnification is sought unless such party shall have been provided with notice pursuant to Section 6.5 or 6.6, as the case may be, on or prior to sixty (60) days after the expiration of the applicable limitation periods in which a claim can be made with respect to such matters.

          (b) The assumption of liabilities by the Corporation relating to the Assumed HRMS Liabilities and the Assumed Payroll Liabilities shall terminate only upon complete performance thereof.

6.8 Limit - Notwithstanding any other provision of this Agreement, except for the indemnification granted under Section 6.4(e), no claim for indemnification, damages or other relief will be valid against a party hereto until such time as the cumulative amount of losses for which claims for indemnification made against the party exceeds $1 00,000, at which time the losses indemnified shall revert to the first dollar of loss. The maximum aggregate liability of a party, under all such claims, shall not exceed the amount of the Purchase Price.

7.        COVENANTS

7.1 Covenants of the Bank and BW - The Bank and BW covenant and agree with the Purchaser as follows:

          (a) Reasonable Efforts to Maintain and Preserve: The Bank and BW will exercise all reasonable efforts to ensure that, from the date hereof until the Closing Date, except as otherwise herein provided or approved in writing by the Purchaser,

               (i) the Payroll Business and the HRMS Business will each be conducted only in the ordinary course in substantially the same manner as prior to the date

                                     - Page 34 -


                         hereof and in such manner that each of the representations and warranties made by the Bank and BW herein as of the date hereof will, as of the Effective Time, be true and correct in all material respects, provided that any price increases or decreases implemented by the Bank for the Payroll Services, or by BW for the HRMS Services prior to the Effective Time, shall be consistent with the Bank's and BW's usual practice of instituting price increases or decreases; and

               (ii) the organization of the Payroll Business and the HRMS Business will be maintained intact, the services of their competent employees will be retained, and their relationships with and the goodwill of their customers, suppliers and others having business relations with them will be preserved, the whole so as to maintain the goodwill of the Payroll Business and the HRMS Business.

          (b) Notice of Cessation in Ordinary Course: The Bank and BW will promptly notify the Purchaser of the happening or existence or apprehended happening or existence of any event or circumstance on or prior to the Effective Time by reason of which either of the Payroll Business or the HRMS Business has ceased or may cease to be conducted in the ordinary course as heretofore provided or by reason of which any of the representations and warranties made by the Bank or BW herein may cease to be true and correct.

          (c) Covenant Not to Compete: For a period of [confidential information omitted] from and after the Closing Date, the Bank and BW shall not, and shall ensure that their respective affiliates do not directly or indirectly [confidential information omitted] provide payroll services or human resource management services similar to the type carried on by the Payroll Business and the HRMS Business, provided that the Bank and its affiliates shall not be precluded from any of the following:

               (i) providing payroll services and human resource management services to employees of the Bank and its affiliates;

               (ii) acquiring an interest in the assets or shares of a Person that carries on, as its non-principal business, a payroll services and/or human resource management services business, provided that the Corporation shall be given a right of first opportunity to purchase such Person's Canadian payroll services business and/or human resource management services business, on terms as may be negotiated in good faith. In the event of the waiver or other termination of such right of first opportunity by the Corporation without the Corporation having purchased such business or businesses, the Bank and its affiliates shall not be obligated to cause any

                                     - Page 35 -


                         such Person to cease providing payroll services and/or human resource management services, whether or not such services compete with the Payroll Business, provided that the payroll services and/or human resource management services of such Person shall not be branded with the trademarks, tradenames or logos of the Bank;

                         In the event that the payroll services and/or human resource management services business of such Person subsequently becomes the principal business of such Person, the Corporation shall again be given a right of first opportunity to purchase such Person's Canadian payroll services business and/or human resource management services business on terms as may be negotiated in good faith. In the event of the waiver or other termination of such right of first opportunity by the Corporation without the Corporation having purchased such business or businesses, the Bank and its affiliates shall not be obligated to cause any such Person to cease providing payroll services and/or human resource management services, whether or not such services compete with the Payroll Business, provided that the payroll services and/or human resource management services of such Person shall not be branded with the trademarks, tradenames or logos of the Bank;

               (iii) acquiring an interest in the assets or shares of a Person that carries on the business of providing payroll services or human resource management services, on a passive basis and for investment purposes only, or on a security enforcement, provided that the payroll services and human resource management services of such Person are not branded with the trademarks, tradenames or logos of the Bank; or

               (iv) providing banking, financial services, and all other non-payroll and non-human resource management services to the Payroll Clients and to HRMS Clients.

          (d) Non-Solicitation: For a period of [confidential information omitted] from and after the Closing Date, the Bank shall not, and shall ensure that its respective affiliates do not, solicit the Transferred Employees directly or indirectly, for employment with or provision of services to the Bank or its affiliates (provided that general advertisements to the public for employment positions shall be deemed not to be a solicitation for the purposes of this subsection).

For a period of [confidential information omitted] from and after the Closing Date, the Bank shall not, and shall ensure that its respective affiliates do not, solicit:

                                     - Page 36 -


               (i) Payroll Clients to purchase payroll services of any type from the Bank or any other Person; and

               (ii) HRMS Clients to purchase human resource management services of any type from the Bank or any other Person.

               Notwithstanding the foregoing, the Bank may make solicitations in order to provide the services that it is not precluded from providing pursuant to Section 7. 1 (c)(iv).

          (e) Documents: On or prior to the Closing Date, the Bank and BW will execute all such agreements or documents contemplated in Section
               8.1 and all other documents reasonably required by Ceridian, Ceridian Holdings, the Purchaser or the Corporation to give effect to the transactions contemplated herein.

          Reasonable Assistance: The Bank shall provide the Purchaser with reasonable assistance, at no expense to the Bank, in order to obtain all necessary governmental and regulatory approvals to be obtained by the Purchaser, if any, in connection with the transactions provided for herein.

7.2 Covenants of the Purchaser and the Corporation - The Purchaser, the Corporation, Ceridian Holdings and Ceridian covenant and agree with the Bank as follows:

          (a) Documents: On or prior to the Closing Date, the Purchaser, the Corporation, Ceridian Holdings and Ceridian will execute all such agreements or documents contemplated in Section 8.2 and all other documents reasonably required by the Bank to give effect to the transactions contemplated herein.

          (b) Non-Solicitation: For a period of [confidential information omitted] from and after the Closing Date, the Purchaser, the Corporation, Ceridian Holdings and Ceridian shall not, and shall ensure that their respective affiliates do not solicit employees of the Bank and its affiliates that are not Designated Employees, directly or indirectly, for employment with or provision of services to the Purchaser or its affiliates (provided that general advertisements made to the public for employment positions shall not be deemed to be a solicitation for the purposes of this subsection).

          For a period of [confidential information omitted] from and after the Closing Date, the Purchaser, the Corporation, Ceridian and Ceridian Holdings shall not, and shall ensure that their respective affiliates do not, directly or indirectly, sell or otherwise make available to a Comparable Financial Institution, the lists of (i) Payroll Clients and HRMS Clients and (ii) those customers of the Bank referred to the Corporation pursuant

                                     - Page 37 -


          to the Joint Sales and Marketing Agreement, nor shall they permit or acquiesce in any other Person doing the same.

          For the purposes hereof, "Comparable Financial Institution" means a bank or loan and trust corporation or any of their affiliates. Insurance companies shall also be deemed to be a Comparable Financial Institution at a future time if, pursuant to legislative changes, insurance companies shall be permitted to engage in the provision of banking and financial services comparable to those types of services that a bank is permitted to conduct.

          (c) Receivables: - The Corporation shall receive in trust for the Bank and BW and shall deliver to the Bank and BW all payments made to the Corporation in respect of accounts receivable of the Payroll Business and the HRMS Business which are due in whole or in part to the Bank and BW, both in respect of billings made prior to the Effective Date and billings made on or after the Effective Date, including those in respect of the work-in-process allocated between the parties in accordance with Section 3.2.

               The Corporation, the Bank and BW shall cooperate in the accounting and delivery to the Bank and BW of such payments.

7.3       Other Covenants

          (a)  Employees:

               (i)       Employee Continuation -

                         A. The Corporation shall offer to continue the employment of all of the Designated Employees consistent with the provisions of this Section 7.3, commencing effective the Effective Time, subject to Section 7.3(a)(vi). The Bank and the Purchaser shall participate in a joint communication strategy, to advise the Designated Employees at least three Business Days prior to the Closing Date of the continuation of their employment by the Corporation.

                             The continuation of employment of the Transferred Employees shall include terms and conditions which are [confidential information omitted]. The terms and conditions of continued employment shall include,

                                     - Page 38 -


                         without limitation, (i) job functions [confidential information omitted]; (ii) [confidential information omitted] base salaries [confidential information omitted]; (iii) [confidential information omitted] commissions, gain-sharing and bonuses [confidential information omitted]; (iv) [confidential information omitted] merit increase policy; (v) [confidential information omitted], the benefits set forth in [confidential information omitted], or other benefits or compensation [confidential information omitted];
                         (vi) vacation, [confidential information omitted]; and
                         (vii) [confidential information omitted] retiree benefits [confidential information omitted].

                         [confidential information omitted]

                         For the purposes of calculating service dates with respect to eligibility for participation under the Corporation's employee benefit plans and policies, [confidential information omitted] and for any other purposes required by law, the length of service of each Transferred Employee [confidential information omitted].

               B. The [confidential information omitted] shall be responsible to pay to the Transferred Employees commissions and gain sharing amounts earned prior to the Effective Time in accordance with the terms of the applicable commission and gain sharing programs. [confidential information omitted]

                         The [confidential information omitted] shall be responsible to pay bonuses to the Transferred Employees based on the fiscal year of the Payroll Business and the HRMS Business ended October 31, 1997, and the [confidential information omitted] shall be responsible for the payment of a pro-rata amount of such bonuses

                                     - Page 39 -


                         in respect of the performance of Transferred Employees for the period of November 1, 1997 up to the Effective Date, [confidential information omitted]

                         For the purposes hereof, references to commissions, gain sharing amounts and bonuses shall be references to the commission and bonus programs offered by the Bank to Transferred Employees in effect on the Effective Date as set forth in Schedules 4.17(a) and 4.17(b). To the extent that any of such commissions, gain sharing amounts and bonuses are calculated on a fiscal year basis, adjustments with respect to these matters shall be made as soon as possible after the period ended October 31, 1998.

          (ii) No Discouragement - Neither Ceridian, Ceridian Holdings, the Purchaser, the Corporation the Bank, or their affiliates shall take any action to discourage any of the Designated Employees from accepting the continued employment on behalf of the Corporation.

          (iii) Transferred Employees - Subject to subsection 7.3(a)(vi), as at the Effective Time, all Transferred Employees shall become employees of the Corporation for all purposes and except as provided for herein, the Bank shall have no obligations or liability in respect of Transferred Employees only to the extent any such obligation or liability arises from any action, event or course of conduct that occurs on and after the Effective Time. [confidential information omitted]

          (iv) Consequences Upon Rejection - In the event that the Bank terminates the employment of any Designated Employees who reject continued employment with the Corporation (the "Non-Transferred Employees") on, prior to or after the Closing Date, [confidential information omitted].

                                     - Page 40 -

          (v) Long-Term Disability - LTD Employees shall [confidential information omitted].

          (vi) Absent Employees - Subject to the provisions of this subsection 7.3(a)(vi), the Corporation [confidential information omitted] the employment of Absent Employees [confidential information omitted]. The Corporation shall, at the same time that offers of continued employment are made to all Designated Employees or shortly thereafter, communicate the intention of the Corporation to [confidential information omitted] the employment of an Absent Employee who is collecting benefits under Short-Term Disability shall be conditional upon [confidential information omitted] the employment of those of the Absent Employees who are on maternity or parental leave shall be conditional upon [confidential information omitted] employment to any other Absent Employee shall be conditional upon [confidential information omitted]

                         [confidential information omitted] employment of Absent Employees shall be consistent with all other provisions of this Section 7.3 [confidential information omitted]

                         [confidential information omitted]. Without limiting the preceding sentence, if the status of any Absent Employee changes so that he or she commences collecting benefits under Long-Term Disability [confidential information omitted] such employee is an LTD Employee for the purposes of this Agreement.

          (vii) Vacation - The Corporation shall grant vacation to the Transferred Employees [confidential information omitted]

                                     - Page 41 -


                         Statutory vacation pay accrual prior to the Effective Time[confidential information omitted]

          (viii) Dismissal - The Corporation shall not provide notice of termination of employment to any of the Transferred Employees, except for cause, until [confidential information omitted]. Without limiting Section 7.3(a)(iii) and for greater certainty, in the event that a Transferred Employee's service is terminated by the Corporation [confidential information omitted]

          (ix) Timing: The information in Schedule 4.17(a) and the list of Absent Employees and LTD Employees shall be updated on the Closing Date, and all references in this
                         Section 7.3 to the Designated Employees, the Absent Employees and LTD Employees shall be deemed to be reference to those persons and the information set forth in such updated lists.

(b)       Bank's Benefit Plans:

          (i) [confidential information omitted] Except as expressly provided in the Transitional Services Agreement, the Transferred Employees shall cease to be covered by the Bank's Benefit Plans from and after the Effective Time [confidential information omitted] and shall thereafter be covered by the Corporation's benefit plans. [confidential information omitted] Transferred Employees [confidential information omitted]

                                     - Page 42 -


                         under the Corporation's benefit plans due to a pre-existing condition.

               (ii) Any claims for benefits incurred by the Transferred Employees up to the Effective Time [confidential information omitted] shall be payable by the Bank's Benefit Plans. The Bank shall be liable to the Corporation and shall defend, indemnify and hold harmless the Corporation against any and all loss, liability or expense arising out of any such claims incurred as of or before the Effective Time.

               (iii) Any claims for benefits incurred by the Transferred Employees from and after the Effective Time [confidential information omitted] shall be payable by the Corporation's benefit plans according to their terms. The Corporation shall be liable to the Bank and shall defend, indemnify and hold harmless the Bank against any and all loss, liability or expense arising out of any such claims incurred on and after the Effective Time [confidential information omitted]. However, nothing in this Agreement obligates the Corporation to provide any particular benefit or benefit plans so long as the Corporation has complied with subsection 7.3(a)(i).

                         For the purposes of subsections 7.3(b)(ii) and 7.3(b)(iii), a claim shall be deemed to have been incurred:

                         A. with respect to death or dismemberment, on the actual date of death or of dismemberment;

                         B. with respect to short-term disability and long-term disability, on the date the claimant became disabled as determined in accordance with the applicable plan; and

                         C. with respect to all extended health or dental, on the date a service or supply giving rise to a claim under the applicable Plan is purchased or received by the claimant or his/her eligible dependent.

          Where a claim includes more than one service or supply, each of which occurs at a single point in time (for example, a series of dental appointments related to a treatment plan), each such service or supply shall result in a separate claim

                                     - Page 43 -


               incurred as of the date on which the supply or service is purchased or received as aforesaid. If sufficient information is not available to identify charges associated with each claim (but is sufficient for payment of the claims in the ordinary course of claims adjudication), the total charges shall be prorated over the number of claims.

               (v) All Transferred Employees who participated in the Bank's employee stock purchase plan immediately prior to the Effective Date [confidential information omitted]

          (c)  Pension Plan:

               (1) Subject to and without limiting the Corporation's commitment under subsection 7.3(a)(i), as soon as practicable after the Closing Date, but effective as of the Effective Time, the Corporation shall establish and register with the applicable regulatory authorities, or shall otherwise cause to be provided, a defined contribution retirement plan (the "Corporation's Pension Plan") for all Transferred Employees.

               (ii) The Bank shall retain responsibility for, and satisfy its obligations with respect to, all pension and ancillary benefits accrued to the Transferred Employees who participated in the Pension Plan to the Effective Time in accordance with the terms thereof and applicable federal and provincial laws.

               (iii) As of the Effective Time, each of the Transferred Employees will cease to actively participate in and accrue benefits under the Pension Plan and will commence participating in the Corporation's Pension Plan for future service only in accordance with the terms thereof and applicable federal and provincial laws.

                         The Corporation's Pension Plan shall recognize the period of employment of each of the Transferred Employees with the Bank and its predecessors as required by applicable federal and provincial laws.

          (d) Competition Act/Investment Canada Act: The Bank, BW, the Purchaser and the Corporation agree to file either individually, o,- jointly (if required by law) all notices that may be required under either the Competition Act and/or Investment Canada Act.

          (e) Confidentiality: Ceridian, Ceridian Holdings, the Purchaser and the Corporation shall keep confidential all confidential information (unless readily available from

                                     - Page 44 -


               public or published information or sources or required to be disclosed by law) obtained from the Bank and BW and not relating to the Payroll Business or the HRMS Business. If this Agreement is terminated without completion of the transactions contemplated in this Agreement then, promptly after such termination, all documents, work papers and other written material obtained from the Bank and BW in connection with this Agreement shall be returned to the Bank and BW, and Ceridian, Ceridian Holdings and the Purchaser shall destroy any copies or notes taken summarizing such information.

               Consents Required in Contracts: The Bank, in co-operation with the Purchaser, shall use reasonable efforts to obtain the consents of third parties as may be necessary for the transfer and assignment of Payroll Contracts and HRMS Contracts to the Corporation and the subsequent change of control of the Corporation. The Bank, acting jointly with the Purchaser, shall use reasonable efforts to obtain the consent of Spectrum, Inc. as may be necessary for the transfer and assignment of the contract entered into between BW and Spectrum, Inc., to the Corporation, and the subsequent change of control of the Corporation. If consents cannot be obtained, any such contracts shall not be assigned and the Bank or BW, as the case may be, shall to the extent legally possible, hold its right, title and interest in, to and under such contracts in trust for the benefit of the Corporation in accordance with the Transfer Agreement.

          (g)  [Intentionally deleted]

          (h) Trust Funds Under Administration: As of the Effective Time or on the first Business Day thereafter, the Bank shall transfer all funds under administration, including funds held on behalf of Payroll Clients pursuant to statutory trusts (the "Funds") that the Bank then holds in respect of payroll processed for Payroll Clients, to a bank account of the Corporation designated in writing by the Purchaser at least two Business Days prior to the Closing Date. Notwithstanding the foregoing, subject to agreement between the Bank and the Purchaser, the Bank shall make a temporary investment of the Funds, and upon maturity of the investment, the Bank shall transfer the Funds and the income earned thereon to the bank account so designated in writing by the Purchaser.

          (1) Third Party Payments: On or prior to the Closing, the Bank shall pay [confidential information omitted] to Cyborg Systems of Canada Inc. ("Cyborg") in respect of the agreed upon fee for securing Cyborg's consent to the assignment to the Corporation of the contract between Bank and Cyborg. Unless otherwise agreed by the parties, any fees payable to Spectrum, Inc. in respect of the assignment to the Corporation of the contract between BW and Spectrum, Inc. shall be paid by the Corporation. In addition, the parties shall negotiate any apportionment of

                                     - Page 45 -


               payments required to be made to third parties to secure any consents required to be obtained with respect to this Agreement and the agreements contemplated hereby.

               Transfer Agreement Fees: At the Closing, the Purchaser shall pay to the Bank an amount equal to the legal fees and disbursements incurred by the Bank as a result of the preparation of documents and implementation of the transactions contemplated by the Transfer Agreement, up to but not exceeding an amount of $17,500.

          (k) Returns: The Bank will provide the Purchaser with copies of the portions of the Bank's T661 returns filed with Revenue Canada for the Bank's 1994, 1995, 1996 and 1997 taxation years that relate to scientific research and experimental development related to the Purchased Payroll Assets or the Purchased HRMS Assets (the "Payroll/HRMS SR & ED"), together with copies of the portions of all supporting reports and other documents that relate to the Payroll/HRMS SR & ED, except for any such documents which the Bank is not permitted to disclose or copy without the consent of any third party. The foregoing copies shall be delivered by the Bank as soon as reasonably practicable following the Closing Date, provided that the Purchaser acknowledges that the Bank requires a significant period of time to identify all of the relevant documents. All such documents shall be kept in strictest confidence by the Purchaser and the Purchaser shall not disclose any portion of any of such documents to any person except as required by law.

          (1) Registrations: On or before Closing, the Bank shall register the Corporation under part IX of the Excise Tax Act (Canada) and under the Quebec Sales Tax Act and shall provide registration particulars to the Purchaser.

          (in) Statement: At Closing, the Bank shall provide the Purchaser with a balance sheet of the Corporation prepared in accordance with generally accepted accounting principles as at the Effective Transfer Time reflecting the acquisition by the Corporation of the Purchased Payroll Assets and the Purchased HRMS Assets, and the issue of Shares by the Corporation pursuant to the Transfer Agreement.

8.        CONDITIONS OF CLOSING

8.1 For the Benefit of the Purchaser - The purchase and sale of the Shares is subject to the following terms and conditions for the exclusive benefit of the Ceridian, Ceridian Holdings and the Purchaser to be fulfilled and performed on or prior to the Closing Date, provided that Ceridian, Ceridian Holdings and the Purchaser in their sole discretion may waive any of the said terms and conditions in whole or in part:

                                     - Page 46 -


          (a) Representations and Warranties Remain Correct: The representations and warranties of the Bank and BW contained in this Agreement or in any certificate or other document delivered to the Purchaser pursuant hereto shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date.

          (b) Compliance with Covenants: Each of the Bank, BW and the Corporation shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by it, in all material respects, on or prior to the Closing Date, including, without limitation, the sale and transfer of the Purchased HRMS Assets and the Purchased Payroll Assets to the Corporation pursuant to the Transfer Agreement.

          (c) No Actions or Proceedings: No action or proceeding at law or in equity shall be pending or threatened by any Person, including without limiting the generality thereof, any governmental authority, regulatory body or agency, to enjoin or prohibit:

               (i)       the purchase and sale of the Shares;

               (ii) the purchase and sale of the Purchased HRMS Assets or the Purchased Payroll Assets contemplated by the Transfer Agreement or the right of the Corporation to own the Purchased HRMS Assets or the Purchased Payroll Assets; and

               (iii) the right of the Corporation, Ceridian, Ceridian Holdings or the Purchaser to conduct and carry on the Payroll Business and the HRMS Business in the normal course.

          (d) Consents, Authorizations and Registrations: All necessary consents, approvals, orders and authorizations of any Persons or governmental authorities in Canada or elsewhere or required pre-closing registrations, declarations, filings or recordings with any such authorities in connection with the completion of any of the transactions contemplated by this Agreement, the Transfer Agreement or the Ancillary Agreements, shall have been obtained or made on or before Closing.

          (e) Agreements: The Bank and BW shall have delivered or caused to be delivered to the Purchaser:

               (i)    the Ancillary Agreements;

                                     - Page 47 -


               (ii) an opinion of counsel of the Bank and BW in form and substance satisfactory to the Purchaser's counsel, acting reasonably;

               (iii) share certificates representing the Shares duly endorsed in blank for transfer, and the corporate minute book, share certificates, corporate seal and other corporate records of the Corporation;

                         the resignations of all of the directors of the Corporation;

               (v) a list of work-in-process of the HRMS Business and the Payroll Business as at the Closing Date;

               (vi)      the lists of HMRS Clients and Payroll Clients;

               (vii) a list, as at the Closing Date, of all Absent Employees and any updates to Schedule 4.17(a); and

               (viii) all other instruments, agreements and other documents as the Purchaser and its counsel may reasonably require in connection with the Closing; and

          (f) Consents: Consents to the assignment, sublease or sublicence of the material contracts set forth in Schedule 8. 1 (f) and the change of control of the Corporation following such assignment, sublease or sublicense shall have been received in form and content satisfactory to the Purchaser, acting reasonably.

          If any of the conditions contained in this Section 8.1 shall not be fulfilled or performed at or prior to Closing to the satisfaction of the Purchaser, acting reasonably, the Purchaser may, by notice to the Bank and BW, terminate this agreement and the obligations of the Bank, BW, Ceridian, Ceridian Holdings, the Corporation and the Purchaser under this Agreement, without prejudice to any rights or remedies of the Ceridian and the Purchaser. For greater certainty, notwithstanding any provision in this Agreement, no right of termination arises as a result of the breach of a representation, warranty, or non-fulfillment of a covenant unless such breach or non-fulfillment was material.

8.2 For the Benefit of the Bank and BW - The purchase and sale of the Shares is subject to the following terms and conditions for the exclusive benefit of the Bank and BW to be fulfilled and performed on or prior to the Closing Date, provided that the Bank and BW in its sole discretion may waive any of the said terms and conditions in whole or in part:

          (a) Representations and Warranties Remain Correct: The representations and warranties of Ceridian, Ceridian Holdings and the Purchaser contained in this

                                     - Page 48 -


               Agreement or in any certificate or other document delivered to the Bank and BW pursuant hereto shall be true and correct in the aggregate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date.

          (b) Compliance with Covenants: Each of the Purchaser, Ceridian Holdings and Ceridian shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by it in all material respects on or prior to the Closing Date.

          (c) No Actions or Proceedings: No action or proceeding at law or in equity shall be pending or threatened by any Person, including without limiting the generality thereof, any governmental authority, regulatory body or agency to enjoin or prohibit the purchase and sale of the Purchased HRMS Assets and the Purchased Payroll Assets pursuant to the Transfer Agreement, and the sale of the Shares to the Purchaser or any other transaction contemplated hereby.

          (d) Consents, Authorizations and Registrations: All necessary consents, approvals, orders and authorizations of any Persons or governmental authorities in Canada or elsewhere or required pre-closing registrations, declarations, filings or recordings with any such authorities in connection with the completion of any of the transactions contemplated by this Agreement, the Transfer Agreement or the Ancillary Agreements, shall have been obtained or made on or before Closing.

          (e) Documents: The Purchaser shall have delivered or caused to be delivered to the Bank and BW:

               (i)       the Ancillary Agreements;

               (ii) an opinion of counsel of Ceridian, Ceridian Holdings, the Purchaser and the Corporation (post-acquisition), in form and substance satisfactory to the Bank's counsel, acting reasonably;

               (iii)     payment of the Purchase Price, subject to adjustments;
                         and

               (iv) all other instruments, agreements and other documents as the Bank and its counsel may reasonably require in connection with the Closing

          (f) Approval: The Bank's board of directors (or the authorized committee thereof) shall have approved the entering into by the Bank of this Agreement, the Transfer Agreement, the Ancillary Agreements and the transactions and other agreements contemplated hereunder.

                                      Page 49 -


               If any of the conditions contained in this Section 8.2 shall not be fulfilled or performed at or prior to Closing to the satisfaction of the Bank and BW, acting reasonably, the Bank and BW may, by notice to the Purchaser, terminate this agreement and the obligations of the Bank, BW, Ceridian, Ceridian Holdings, the Corporation and the Purchaser under this Agreement, without prejudice to any rights or remedies of the Bank and BW. For greater certainty, notwithstanding any provision in this Agreement, no right of termination arises as a result of the breach of a representation, warranty, or non-fulfilment of a covenant unless such breach or non-fulfilment was material.

9.     CLOSING

Subject to Article 8, the sale and purchase of the Shares, the Purchased HRMS Assets, and the Purchased Payroll Assets, and the assumption of the Assumed HRMS Liabilities and the Assumed Payroll Liabilities, and the other transactions herein provided for, shall be consummated and completed on the Closing Date at the Closing Place.

10.       GENERAL PROVISIONS

10.1 Independent Contractors - Nothing in this Agreement shall be construed to create a partnership, joint venture, agency relationship or other association between the Bank and BW, on the one hand, and the Purchaser, the Corporation, Ceridian Holdings and Ceridian, on the other, and neither of such parties has express or implied authority to act on behalf of or make any representations whatsoever on behalf of the other.

10.2 Notices - All notices, requests, demands, or other instruments or communications required or permitted to be given hereunder or in connection herewith may be hand delivered or sent by registered mail, postage fully prepaid, or sent by telecopier or other electronic means of written communication and addressed to the addressee as follows:

          (a)  in the case of the Bank and BW:

          The Toronto-Dominion Bank
          Corporate and Investment Banking Group
          79 Wellington Street West, 10th floor
          P.O. Box I
          Toronto-Dominion Center
          TORONTO ON M5K I A2
          Attention:     Kenneth L. Dowd
                         Senior Vice-President Treasury Services

          Telecopier no.:     416-982-5047
          Telephone no.:      416-982-5445

                                     - Page 50 -

          (b)  in the case of Ceridian, Ceridian Holdings, the Purchaser and the
               Corporation:

          Ceridian Corporation
          8100 34th Avenue South
          MINNEAPOLIS, MINNESOTA
          55425-1640
          Attention:     Gary M. Nelson
                         Vice President and General Counsel

          Telecopier no.:     612-853-7272
          Telephone no.:      612-853-4291

          or such other address as any of the said parties shall by notice in writing direct. All notices, requests, demands or other instruments or communications shall be deemed to be received:

               (i) on the date of delivery, if delivered on a Business Day, or if not a Business Day, on the Business Day next following the day of delivery, and

               (ii) on the fifth Business Day following the mailing thereof, if mailed. In the event of a mail strike or postal interruption all notices, requests, demands or other instruments or communications shall be delivered or sent by telecopier or other electronic means of written communication.

          All notices, requests, demands or other instruments or communications sent by telecopier or other electronic means of written communication shall be deemed to be received upon the completion of transmission, if sent during the usual business hours of the jurisdiction where the recipient is situate or if not sent during such business hours, then at the opening of business on the next business day of such jurisdiction.

10.3 Exclusion of Consequential Damages - No party shall be liable to any other party (including any affiliates or subsidiaries) or to any other Person for any special, incidental, consequential, punitive or any other indirect loss or damage (including the loss of business opportunities or the loss of future profits) arising out of this Agreement or any obligation resulting herefrom, whether in an action for or arising out of breach of contract, tort or any other cause of action, even if such party has been advised of the possibility of such damages.

10.4 Termination - This Agreement may be terminated at any time prior to the Closing Date by mutual consent of the Bank and Ceridian. If the transactions contemplated hereunder shall not have been completed on or before February 6, 1998, either the Bank or Ceridian acting individually may terminate this Agreement at any time thereafter upon at least ten

                                     - Page 51 -


          (10) Business Days' prior notice to the other of them. In the event of termination of this Agreement, this Agreement will be of no further force or effect and there will be no liability on the part of any party with respect thereto, except that the provisions of this Section and Section 10.6 will survive any such termination and nothing herein will relieve any party from liability for any wilful breach of this Agreement.

10.5      Time of the Essence - Time shall be of the essence of this Agreement.

10.6 Public Notices and Confidentiality - All notices to third parties, Payroll Clients and HP,MS Clients and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by the Bank, BW, the Purchaser, Ceridian and the Corporation and no party shall act unilaterally in this regard without the prior approval of the other party (such approval not to be unreasonably withheld), except where required to do so by law or by the applicable regulations or policies of any provincial, federal or other regulatory agency of competent jurisdiction or any stock exchange. None of the Bank, BW, the Purchaser, the Corporation or Ceridian will disclose the basic terms of this Agreement, the Transfer Agreement and the Ancillary Agreements to the public or media or any other Person without the specific prior written consent of the other parties.

10.7 Year 2000 Estimates - Attached as Schedule 10.7 hereto is a list of certain work estimated by the Bank to achieve year 2000 compliance with respect to certain of the Proprietary Payroll Software, and the Bank's estimate of the time and cost of completion of such work. The Bank does not represent and warrant, in any respect, the accuracy of the estimates contained in such schedule. Ceridian, Ceridian Holdings, the Purchaser and the Corporation acknowledge and agree that the Bank shall have no liability for any inaccuracy of the estimates contained in such schedule.

10.8 Counterparts - This Agreement may be executed by the parties hereto in several counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall constitute but one and the same instrument.

10.9 No Assignment - No party shall have the right to assign any interest under this Agreement without the prior written consent of the other parties. Notwithstanding the foregoing, the Bank shall be entitled to assign its rights under this Agreement to a wholly-owned subsidiary of the Bank to whom the Payroll Business or the HRMS Business may be transferred prior to Closing, provided that no such assignment shall relieve the Bank from any of its liabilities and obligations hereunder. Ceridian, Ceridian Holdings and the Purchaser shall be entitled to assign their rights under this Agreement to controlled direct or indirect subsidiaries of Ceridian, provided that no such assignment shall relieve Ceridian, Ceridian Holdings or the Purchaser from any of its liabilities and obligations hereunder. In the event of an assignment as contemplated by this Section, the

                                      Page 52 -


          assigning party or parties shall enter into such assurances as may be reasonably required by the non-assigning party or parties.

10.10 Further Assurances - Each of the parties hereto shall promptly do, make, execute and deliver, or cause to be done, made, executed and delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purpose of giving effect to this Agreement and shall use reasonable efforts and take all such steps as may be reasonably within its power to implement to the full extent the provisions of this Agreement.

10.11 Language - The parties hereto confirm that it is their wish that this Agreement as well as all other documents relating hereto, including communications, have been and shall be drawn up in English only.

          Les parties aux presentes confirment leur volonte que cette convention de meme que tous les documents, y compris tous avis, s'y rattachant, soient rediges en anglais seulement.

10.12 Successors and Assigns - This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

          IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

                              THE TORONTO-DOMINION BANK

                              Per:  /s/Kenneth L. Dowd
                              Name:
                              Title:
                              I have authority to bind the Bank


                              BUSINESS WINDOWS INC.

                              Per:  /s/Kenneth L. Dowd
                              Name:
                              Title:
                              I have authority to bind the corporation

[Executions continued on page 53]

                                     - Page 53 -


[Executions continued from page 52 ... ]


                              3454916 CANADA INC.

                              Per:  /s/Kenneth L. Dowd
                              Name:
                              Title:
                              I have authority to bind the corporation

                              CERIDIAN CANADA LTD.

                              Per:  /s/Gary M. Nelson
                              Name:
                              Title:
                              I have authority to bind the corporation

                              CERIDIAN CORPORATION

                              Per:  /s/Gary M.Nelson
                              Name:
                              Title:
                              I have authority to bind the corporation

                              CERIDIAN CANADA HOLDINGS, INC.

                              Per:  /s/Gary M. Nelson
                              Name:
                              Title:
                              I have authority to bind the corporation